UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
ELECTRAMECCANICA VEHICLES CORP.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

6060 Silver Drive
Third Floor
Burnaby, British Columbia, Canada, V5H 0H5
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 21, 2023
The 2023 Annual General Meeting of Shareholders (the “Annual Meeting”) of ElectraMeccanica Vehicles Corp. (the “Company”) will be held on Thursday, December 21, 2023, at 11:00 a.m., Mountain Standard Time, for the following purposes:
1.	to receive and consider the audited consolidated financial statements of the Company for the financial year ended December 31, 2022 and the report of the auditor thereon;
2.
to elect the seven nominees for director named in the proxy statement accompanying this notice to serve until our next annual general meeting of shareholders or until their successors have been duly elected and qualified;

3.	to re-appoint KPMG LLP as the independent registered public accounting firm of the Company until the close of the Company’s next annual general meeting;
4.	to approve, on an advisory basis, the compensation of our named executive officers;
5.	to vote, on an advisory basis, on the preferred frequency of future advisory votes on the compensation of our named executive officers; and
6.	to transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.
Our board of directors has fixed the close of business on November 16, 2023 as the record date for determining the shareholders of record entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.
The Annual Meeting will be held in a virtual-only meeting format via live webcast. You will only be able to attend the virtual Annual Meeting by using your 16-digit control number provided on your proxy card or voting instruction form and the instructions that accompanied your proxy materials. Therefore, it is important to retain these documents you receive to enable you to gain access to the virtual Annual Meeting.
Whether or not you plan to attend the Annual Meeting, our board of directors requests that you vote as soon as possible. You may vote by proxy on the internet, via toll-free telephone number or, if you received a proxy card by mail, by signing, dating and mailing the proxy card in the envelope provided. Your vote is important and all shareholders are encouraged to attend the Annual Meeting and vote online or by proxy.
November 22, 2023	By Order of the Board of Directors

/s/ Steven Sanders
Steven Sanders
Chairman of the Board
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 21, 2023

The proxy statement for the Annual Meeting and the Company’s annual report for the year ended December 31, 2022 are available at www.proxyvote.com.

i

6060 Silver Drive
Third Floor
Burnaby, British Columbia, Canada, V5H 0H5
PROXY STATEMENT
FOR
2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION
This proxy statement (“Proxy Statement”) is being furnished to the shareholders of ElectraMeccanica Vehicles Corp., a company existing under the laws of the Province of British Columbia (the “Company”), in connection with the solicitation of proxies by the board of directors of the Company (the “Board” or “Board of Directors”) from the Company’s shareholders for use at the Company’s 2023 Annual General Meeting of Shareholders to be held at 11:00 a.m., Mountain Standard Time, on Thursday, December 21, 2023, and any continuations, postponements or adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held in a virtual-only meeting format via live webcast. To attend the Annual Meeting virtually, log in at www.virtualshareholdermeeting.com/SOLO2023.
On or about November 22, 2023, we began mailing proxy materials for the Annual Meeting, including this Proxy Statement, to shareholders of record as of the close of business on November 16, 2023 (the “Record Date”).
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
When and where is the Annual Meeting?
The Annual Meeting will be held at 11:00 a.m., Mountain Standard Time, on Thursday, December 21, 2023. The Annual Meeting will be held in a virtual-only meeting format via live webcast.
How can I attend the Annual Meeting?
Only shareholders of record and beneficial owners of our common shares as of the Record Date may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.
To attend the Annual Meeting virtually, log in at www.virtualshareholdermeeting.com/SOLO2023. The Annual Meeting webcast will begin promptly at 11:00 a.m., Mountain Standard Time, on Thursday, December 21, 2023. We expect online check-in to begin at least 15 minutes prior to the start of the Annual Meeting and you should allow ample time for the check-in procedures. You will only be able to attend the virtual Annual Meeting by using your 16-digit control number provided on your proxy card or voting instruction form and the instructions that accompanied your proxy materials. Therefore, it is important to retain these documents you receive to enable you to gain access to the virtual Annual Meeting.
Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to ensure that your vote will be represented at the Annual Meeting.
If you experience any technical difficulties during the meeting, a toll-free number will be available on our virtual shareholder meeting site for assistance.
Why is the Annual Meeting virtual only?
We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, shareholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of shareholders, while also reducing the costs and environmental impact associated with an in-person meeting. In addition, we also believe that it is appropriate given ongoing global health concerns associated with the COVID-19 pandemic.

Can I ask questions at the Annual Meeting?
Our virtual Annual Meeting will allow shareholders to submit questions before and during the Annual Meeting by following the instructions provided in the webcast. During a designated question-and-answer period at the end of the Annual Meeting, we will respond to appropriate questions pertinent to the Annual Meeting submitted by shareholders. We may impose certain procedural requirements, such as limiting repetitive or follow-up questions, so that more shareholders will have an opportunity to ask questions.
Why did I receive these materials?
The Board has provided these proxy materials to you in connection with the Board’s solicitation of proxies for use at the Annual Meeting. As a shareholder, you are invited to attend the Annual Meeting virtually and to vote online or by proxy on the proposals described in this Proxy Statement.
What is included in the proxy materials?
The proxy materials include:
•	this Proxy Statement;
•	a proxy card or voting instruction form; and
•	our annual report for the year ended December 31, 2022.
What am I voting on at the Annual Meeting?
Shareholders will be voting on the following matters:
•
Proposal 1: to elect the seven nominees for director named in this Proxy Statement to serve until our next annual general meeting of shareholders or until their successors have been duly elected and qualified;

•	Proposal 2: to re-appoint KPMG LLP (“KPMG”) as the independent registered public accounting firm of the Company until the close of the Company’s next annual general meeting;
•	Proposal 3: to approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay”); and
•	Proposal 4: to vote, on an advisory basis, on the preferred frequency of future say-on-pay votes.
What are the Board’s recommendations?
Our Board recommends you vote:
•	FOR the election of each director nominee (Proposal 1);
•	FOR the re-appointment of KPMG as the independent registered public accounting firm of the Company until the close of the Company’s next annual general meeting (Proposal 2);
•	FOR the say-on-pay resolution approving, on an advisory basis, the compensation of our named executive officers (Proposal 3); and
•	THREE YEARS as the preferred frequency of future say-on-pay votes (Proposal 4).
What if another matter is properly brought before the Annual Meeting?
We do not know of any other business that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting for consideration, then the persons named as proxies will have the discretion to vote on those matters using their best judgment.
Who is entitled to vote at the Annual Meeting?
Only shareholders of record as of the close of business on November 16, 2023 (i.e., the Record Date) will be entitled to vote at the Annual Meeting. As of the Record Date, there were 119,292,132 common shares of the Company outstanding. Each common share entitles the holder thereof to one vote for each matter to be voted upon at the Annual Meeting.

How many votes do I have?
On each matter to be voted upon at the Annual Meeting, you have one vote for each common share that you owned as of the Record Date.
What constitutes a quorum at the Annual Meeting?
The presence at the Annual Meeting, in person or represented by proxy, of one-third of the votes entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum. Abstentions, votes withheld and broker non-votes (as defined below) will be counted toward the establishment of a quorum.
What is the difference between holding common shares of the Company as a shareholder of record and as a beneficial owner?
Shareholders of Record. If your common shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, then you are considered the shareholder of record of those shares, and we sent the proxy materials directly to you.
Beneficial Owners of Common Shares. If your common shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of such shares held in “street name”, and the proxy materials were forwarded to you by that organization. The broker, bank or other nominee holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the common shares of the Company held in your account.
There are two kinds of beneficial shareholders – those who object to their identity being made known to the issuers of securities which they own and those who do not object to the issuers of the securities they own knowing their identity.
How can I vote at the Annual Meeting?
The Annual Meeting will be held virtually to allow for greater participation. Even if you plan to attend the Annual Meeting virtually, we recommend that you also submit your proxy or voting instructions as described below, so that your vote will be counted if you later decide not to attend.
Shareholders may participate virtually in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/SOLO2023. To participate in the Annual Meeting virtually, you will need the 16-digit control number included on your proxy card or voting instruction form and the instructions that accompanied your proxy materials. Common shares of the Company for which you are the beneficial owner may be voted electronically during the Annual Meeting if you hold a valid proxy to vote at the Annual Meeting.
How do I vote my common shares without attending the Annual Meeting virtually?
You may vote without attending the Annual Meeting by granting a proxy for common shares of the Company of which you are the shareholder of record, or by submitting voting instructions to your broker, bank or other nominee for common shares of the Company that you hold beneficially in street name. In most cases, you will be able to do this by Internet or telephone, or by mail if you received a printed set of proxy materials. However, if your common shares are held in street name, the availability of telephone and Internet voting will depend on your institution’s voting procedures. A proxy can be submitted in the following ways:
•	By Internet — You may vote by proxy on the Internet by following the instructions on your proxy card or on the instructions that accompanied your proxy materials.
•	By Telephone — You may vote by proxy on the telephone by calling the toll-free number on your proxy card or on the instructions that accompanied your proxy materials.
•
By Mail — If you received a printed set of proxy materials, you may submit your proxy by mail by signing your proxy card if your common shares are registered in your name or by following the voting instructions provided by your broker, bank or other nominee for common shares held beneficially in street name and mailing it in the envelope provided.

The individuals named in the accompanying proxy card are officers and/or directors of or counsel for the Company. If you are a shareholder entitled to vote at the Annual Meeting, you have the right to appoint a person or company other than the person(s) designated in the proxy card, who need not be a shareholder, to attend and act for you and on your behalf at the Annual Meeting. You may do so either by inserting the name of that other person in the blank space provided in the proxy card or by completing and delivering another suitable form of proxy.
The common shares of the Company represented by the proxy card will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and that, if the shareholder specifies a choice with respect to any matter to be acted upon, such common shares will be voted accordingly.
What if I submit my proxy or voting instructions, but do not specify how I want my common shares to be voted?
If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your common shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders determine in their discretion on any other matters properly presented at the Annual Meeting.
If you are a beneficial owner of common shares held in street name and do not provide your broker, bank or other nominee that holds your common shares with specific voting instructions, such institution may generally vote on routine matters but cannot vote on non-routine matters. If your broker, bank or other nominee does not receive instructions from you on how to vote your common shares on a non-routine matter, such institution will not have authority to vote your common shares on that matter. This result is generally referred to as a “broker non-vote.” When votes for any particular matter are tabulated, broker non-votes will be counted for purposes of determining the existence of a quorum but will not be treated as votes cast for or against the matter. We encourage you to provide voting instructions to the broker, bank or other nominee that holds your common shares by carefully following the instructions provided in the voting instruction form.
Which proposals are considered routine or non-routine?
The re-appointment of KPMG as the independent registered public accounting firm of the Company until the close of the Company’s next annual general meeting (Proposal 2) is the only proposal at the Annual Meeting that we believe is routine.
What vote is required to approve each proposal?
The following table describes the voting requirement for each proposal (assuming a quorum is present):
Proposal 1: Election of Directors
Director nominees receiving affirmative votes at the Annual Meeting will be elected to the Board, provided that the number of nominees does not exceed the number of available seats on the Board. If the number of duly nominated nominees exceeds the number of available seats on the Board, nominees receiving the greatest number of affirmative votes will be elected as directors. For the purpose of determining the number of votes cast, affirmative and withheld votes will be counted. Broker non-votes will have no effect on the outcome of the vote.

Proposal 2: Re-Appointment of KPMG
Affirmative votes are required to be cast in order for the proposal to be approved. For the purpose of determining the number of votes cast, affirmative and withheld votes will be counted. Broker non-votes (none of which are expected) will have no effect on the outcome of the vote.

Proposal 3: Say-On-Pay Advisory Vote
This proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast, and therefore will have no effect on the outcome of the vote.

Proposal 4: Advisory Vote on Frequency of Future Say-On-Pay Votes
The option of one year, two years or three years that receives the greatest number of votes will be considered the preferred frequency selected by our shareholders. Abstentions and broker non-votes will not be treated as votes cast, and therefore will have no effect on the outcome of the vote.

The audited consolidated financial statements of the Company for the financial year ended December 31, 2022 (the “Financial Statements”) and the auditor’s report thereon will be tabled at the Annual Meeting. No formal action will be taken at the Annual Meeting to approve the Financial Statements.

Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before your vote is due, which deadline includes the final vote at the Annual Meeting if you have the right to vote at the virtual Annual Meeting.
If you are a shareholder of record, you may revoke your proxy in any one of the following ways:
•
by submitting written notice of revocation to our Corporate Secretary at 6060 Silver Drive, Third Floor, Burnaby, British Columbia, Canada, V5H 0H5, Attention: Corporate Secretary, provided that such notice is received by Tuesday, December 19, 2023, at 11:00 a.m., Mountain Standard Time;

•	by submitting another proxy via the Internet, telephone, or mail that is dated as of a later date and properly signed;
•	by voting at the virtual Annual Meeting; or
•	in any other manner provided by law.
Mere attendance at the Annual Meeting will not automatically revoke your proxy unless you vote at the Annual Meeting.
If you are a beneficial owner of common shares held in street name, you must contact your broker, bank or other nominee that holds your shares to revoke your voting instructions or change your vote.
Is my vote confidential?
Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
Where can I find the voting results of the Annual Meeting?
We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting and in a report of voting results that we will file in Canada on SEDAR+ promptly following the Annual Meeting.
Who is paying the cost of this proxy solicitation?
We will bear the costs of solicitation of proxies for the Annual Meeting. Proxies may be solicited in person or by mail, telephone or electronic transmission on our behalf by our directors, officers or employees. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies. The Company does not intend to send proxy materials for the Annual Meeting directly to beneficial shareholders who do not object to the Company knowing their identity (commonly referred to as “NOBOs” or “non-objecting beneficial owners”). Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of the Company’s common shares on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.
Additionally, we have engaged Mackenzie Partners to assist in soliciting proxies in connection with the Annual Meeting on our behalf. We have agreed to pay Mackenzie Partners approximately $15,000, plus reasonable and approved out-of-pocket expenses for their services.

CORPORATE GOVERNANCE AND BOARD MATTERS
Overview
The Board considers good corporate governance practices to be an important factor in the overall success of the Company. National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) requires issuers to disclose their corporate governance practices and National Policy 58-201 – Corporate Governance Guidelines provides guidance on such practices. With respect to the United States, the Company is required to comply with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the applicable rules adopted by the SEC pursuant to the Act, as well as the applicable NASDAQ listing standards and the NASDAQ marketplace rules (the “NASDAQ Rules”). This section sets out the Company’s approach to corporate governance and addresses the Company’s compliance with NI 58-101, the Sarbanes-Oxley Act and the NASDAQ Rules.
The Board is responsible for the stewardship of the Company and supervises the management of the business and affairs of the Company, with a goal of enhancing long-term shareholder value. A copy of the Board Mandate is available on the Company’s website at https://ir.emvauto.com/governance/governance-documents/default.aspx.
The Board of Directors facilitates its independent supervision over management of the Company through frequent meetings of the Board of Directors at which members of management or non-independent directors are not in attendance and by retaining independent consultants where it deems necessary.
Director Independence
The Board is currently comprised of nine directors: Steven Sanders (Chairman), Susan Docherty, Jerry Kroll, Luisa Ingargiola, Joanne Yan, David Shemmans, Michael Richardson, Bill Quigley, and Dietmar Ostermann. Messrs. Kroll and Quigley will not be standing for re-election at the Annual Meeting.
The Board has determined that eight out of the nine directors of the Company (or approximately 89% of the nominees), namely, Messrs. Sanders, Kroll, Shemmans, Richardson, Quigley, and Ostermann and Mses. Ingargiola and Yan, have no material relationship with the Company, either directly or indirectly, which could, in the opinion of the Board, be reasonably expected to interfere with the exercise of such individual’s independent judgment, and are “independent” within the meaning of such term under the applicable NASDAQ Rules and NI 58-101. Ms. Docherty is not independent by virtue of her position as Chief Executive Officer and Interim Chief Operating Officer of the Company.
The directors who are independent within the meaning of such term under NI 58-101 meet in executive session, without the presence of the Company’s non-independent director and executive officers, in conjunction with each regularly scheduled meeting of the Board and at other meetings as appropriate. The Board encourages its independent directors to meet formally or informally without the non-independent director or any executive officer being present on an as-needed basis. In addition, the small size of the Board helps to create an atmosphere conducive to candid and open discussion among all directors.
Family Relationships
There are currently no family relationships between any of the members of our Board of Directors or our executive officers.
Board Leadership Structure
Currently, the positions of Chair of the Board and Chief Executive Officer (“CEO”) are separated, and the Chair of the Board is an independent director. Under the Board Mandate, if the Chair of the Board is not an independent director, the independent directors must designate an independent director to act as lead director. The Board currently believes that separating the roles of Chair and CEO is in the best interests of the Company and its shareholders and represents the most effective leadership structure for the Company.
Position Descriptions
The Board has written position descriptions for the Chair of the Board, the chair of each committee of the Board and the CEO. The Board Mandate sets out in writing the responsibilities of the Board for supervising executive officers of the Company.

Orientation and Continuing Education
When new directors are appointed, they receive orientation regarding the nature and operation of the Company’s business and its strategy and as to the role of the Board and its committees, as well as the contribution a director is expected to make (including the commitment of time and energy that the Company expects from its directors). Directors are periodically updated on these matters.
In order to orient new directors as to the nature and operation of the Company’s business, they are given an opportunity to meet with executive officers to discuss the Company’s business and activities. In addition, new directors receive copies of Board materials, corporate policies and procedures, and other information regarding the business and operations of the Company.
Board members are expected to keep themselves current with industry trends and developments and are encouraged to communicate with executive officers and, where applicable, auditors and advisors of the Company. Board members have access to the Company’s external and in-house legal counsel in the event of any questions or matters relating to their corporate and director responsibilities and to keep themselves current with changes in legislation. Board members have full access to the Company’s records. In addition, Board meetings regularly include presentations by the Company’s management and employees to give the directors additional insight into the Company’s business.
Board Oversight of Risk Management
The Board is responsible for identifying the principal risks of the Company’s business and ensuring that those risks are effectively managed, and the Audit Committee is responsible for reviewing and monitoring the processes relating to financial reporting risk management and reviewing the adequacy of the Company’s internal control over financial reporting. Members of the executive management team are responsible for managing the day-to-day risks facing the Company’s daily operations.
The Board satisfies its risk management responsibility through receipt of full reports from each committee chair regarding the committee’s considerations and actions with respect to potential risks faced by the Company, as well as through regular reports from officers responsible for oversight of particular risks within the Company. For urgent matters, the CEO will raise a potential risk to the Chairman and Vice Chairman of the Board for guidance. At that stage, the Chairman or Vice Chairman, as applicable, decides to either update the entire Board or the necessary committee chair. The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics, which applies to the Company’s directors, officers and employees. The Code of Business Conduct and Ethics sets out the Board’s expectations for the conduct of such persons in their dealings on behalf of the Company. The Board of Directors is responsible for monitoring compliance with the Code of Business Conduct and Ethics.
Pursuant to the Code of Business Conduct and Ethics, a director is required to avoid situations involving a conflict or potential conflict of interest. It is the Board’s practice that a director with a conflict of interest recuse himself or herself from any discussion or decision on any matter in which the director is precluded from voting as a result of such conflict of interest. The Board also complies with the conflict of interest provisions of the Business Corporations Act (British Columbia) (the “BCBCA”), as well as the relevant securities regulatory instruments, to ensure that directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest.
A copy of the Code of Business Conduct and Ethics is available on the Company’s website at https://ir.emvauto.com/governance/governance-documents/default.aspx. The Company intends to disclose any amendment or waiver of a provision of the Code of Business Conduct and Ethics requiring disclosure under applicable rules with respect to any of the Company’s executive officers or directors on its website within four business days of such amendment or waiver at https://www.emvauto.com/.

Director Meeting Attendance
The Board held four meetings during the year ended December 31, 2022. Each member of the Board attended at least 75% of the aggregate of all meetings of the Board during the period for which he or she served as a Board member:
Board Member	Number of Board Meetings Attended
Steven Sanders	4
Susan Docherty	4
Luisa Ingargiola	4
Jerry Kroll	4
Dietmar Osterman	4
Bill Quigley	3
Mike Richardson	4
Dave Shemmans	4
Joanne Yan	4
During the year ended December 31, 2022, the Audit Committee held four meetings, the Compensation Committee held one meeting, and the Nominating and Corporate Governance Committee did not hold any meetings. All Board members attended at least 100% of all committee meetings on which he or she served during the periods for which he or she served on the committee for the year ended December 31, 2022, except that Mr. Richardson did not attend the Compensation Committee meeting held during such year.
The Company does not have a written policy requiring members of the Board to attend the annual general meeting of shareholders, but attendance is encouraged. Three members of the Board attended the Company’s 2022 annual general meeting of shareholders.
Board Committees
The standing committees of the Board consist of the Audit Committee (the “Audit Committee”), the Compensation Committee (the “Compensation Committee”) and the Nominating and Corporate Governance Committee (the “N&CG Committee”). The responsibilities of these committees are described below. The Board may also establish other standing committees to assist it in its responsibilities. The following table summarizes the current membership of the Board and each of its standing committees:
	Audit Committee	Compensation Committee	N&CG Committee
Steven Sanders (Chairman)	Member	—	Chair
Susan Docherty	—	—	—
Mike Richardson	—	Member	Member
Jerry Kroll	—	—	—
Luisa Ingargiola	Chair	Member	—
Bill Quigley	Member	—	Member
Joanne Yan	—	Member	—
Dave Shemmans	Member	Chair	Member
Dietmar Osterman	Member	Member	—
The Board has adopted a charter for each of the standing committees that addresses the composition and function of such committee. Copies of such materials are available on the Company’s website at https://ir.emvauto.com/governance/governance-documents/default.aspx.
Audit Committee
The Audit Committee is currently comprised of Luisa Ingargiola (Chair), Steven Sanders, Dave Shemmans, Bill Quigley and Dietmar Ostermann. Each member of the Audit Committee is considered to be “independent” under applicable NASDAQ Rules and SEC rules. The Board has determined that Luisa Ingargiola, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” for purposes of the SEC’s rules. As per SEC rules, the designation of Ms. Ingargiola as an audit committee financial expert does not make her an “expert” for any purpose, impose any duties, obligations or liabilities on her that are greater than those imposed on other members of the Audit Committee and the Board who do not carry this designation, or affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.
The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. The Audit Committee is responsible for, among other things:
•	selecting our independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by our independent registered public accounting firm;
•
reviewing with our independent registered public accounting firm any audit problems or difficulties and management’s response and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K;

•	discussing the annual audited financial statements with management and our independent registered public accounting firm;
•	annually reviewing and reassessing the adequacy of our Audit Committee Charter;
•	meeting separately and periodically with the management and our internal auditor and our independent registered public accounting firm;
•	reporting regularly to the full Board of Directors;
•	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposure; and
•	such other matters that are specifically delegated to our Audit Committee by our Board of Directors from time to time.
The responsibilities and operation of the Audit Committee are set out in the Audit Committee Charter, a copy of which is available on the Company’s website at
https://ir.emvauto.com/governance/governance-documents/default.aspx.
Compensation Committee
The Compensation Committee is currently comprised of Dave Shemmans (Chair), Mike Richardson, Luisa Ingargiola, Joanne Yan and Dietmar Ostermann. Each member of the Compensation Committee is considered to be “independent” within the meaning of such term under applicable NASDAQ Rules and NI 58-101.
The Compensation Committee is responsible for, among other things, the approval of compensation of the executive officers of the Company and making recommendations to the Board with respect to the compensation of the directors of the Company. No officer may be present when his or her compensation is being considered or determined by the Committee.
The responsibilities and operation of the Compensation Committee are set out in the Compensation Committee Charter, a copy of which is available on the Company’s website at
https://ir.emvauto.com/governance/governance-documents/default.aspx.
Nominating and Corporate Governance Committee
The N&CG Committee is currently comprised of Steven Sanders (Chair), Mike Richardson, Dave Shemmans and Dietmar Ostermann. Each member of the N&CG Committee is considered to be “independent” within the meaning of such term under applicable NASDAQ Rules and NI 58-101. The N&CG Committee is responsible for, among other things, making recommendations to the Board regarding an appropriate organization and structure for the Board; evaluating the size, composition, membership qualifications, scope of authority, responsibilities, reporting obligations and charters of each committee of the Board; periodically reviewing and assessing the adequacy of the Company’s corporate governance principles as contained in the Nominating and Corporate Governance Committee Charter and, should it deem it appropriate, it may develop and recommend to the Board for adoption of additional corporate governance principles; periodically reviewing the Company’s articles (the “Articles”) in light of existing corporate governance trends, and recommending any proposed changes for adoption by the Board or submission by the Board to the Company’s shareholders; considering, adopting and overseeing all processes for evaluating the performance of the Board, each committee and individual directors; and reviewing and assessing its own performance on an annual basis.
The responsibilities and operation of the N&CG Committee are set out in the Nominating and Corporate Governance Committee Charter, a copy of which is available on the Company’s website at https://ir.emvauto.com/governance/governance-documents/default.aspx.
Nomination of Directors
The N&CG Committee is responsible for identifying and screening potential candidates and recommending qualified candidates to the Board for nomination. The N&CG Committee seeks to ensure that the Board is comprised of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight obligations effectively. The N&CG Committee typically solicits recommendations for nominees from persons who the committee believes are likely to be familiar with the needs of the Company and qualified candidates, such as Board members, management, advisors or executive search firms or agencies. In selecting Board candidates, the N&CG Committee’s goal is to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also reviewing other appropriate factors, including those discussed below under “Qualifications of Director Nominees.”
Shareholder Recommendations for Director Nominations
The Articles contain advance notice provisions setting out advance notice requirements for the nomination of directors of the Company by a shareholder (who must also meet certain qualifications outlined in the Company’s articles) (the “Nominating Shareholder”) at any annual general meeting of shareholders, or for any special meeting of Shareholders if one of the purposes for which the special meeting was called was the election of directors (the “Advance Notice Requirements”). The following description is a summary only and is qualified in its entirety by the full text of the applicable provisions of the Articles which were filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2023.
In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must give timely notice of such nomination in proper written form to the secretary of the Company at the principal executive offices of the Company. To be timely, a Nominating Shareholder’s notice to the secretary must be made: (i) in the case of an annual general meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual general meeting of shareholders; provided, however, that in the event that the annual general meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual general meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual general meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes as well), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made. The Articles also prescribe the proper written form for a Nominating Shareholder’s notice.
The chairperson of the meeting has the power and duty to determine whether a nomination was made in accordance with the notice procedures set forth in the Articles and, if any proposed nomination is not in compliance with such provisions, the discretion to declare that such defective nomination will be disregarded.
Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in the Advance Notice Requirements.
Qualifications of Director Nominees
The Board and the N&CG Committee believe that each of the persons nominated for election at the Annual Meeting have the experience, qualifications, attributes and skills that, when taken as a whole, will enable the Board to satisfy its oversight responsibilities effectively. The Board and the N&CG Committee consider the following for each candidate, among other qualifications deemed appropriate, when evaluating the suitability of candidates for nomination as director: independence; conflicts of interest; ability and willingness to commit sufficient time to the Board; integrity; personal and professional ethics; business judgment; qualifications, attributes, skills and/or experience relevant to the Company’s business; educational and professional background; personal accomplishment; and cultural, gender, age, and ethnic diversity.

Directors are elected to serve until their successors are duly elected and qualified.
Board Diversity
The Board has adopted a written policy concerning diversity on the Board and with respect to executive officers (the “Diversity Policy”). The Board believes that having a diverse Board and executive team is important to attract and maintain a Board and executive team that has the appropriate mix of diversity, skill and expertise required to achieve the Company’s objectives and deliver for its stakeholders. The Company believes that diversity mitigates the risk of group think, ensures that the Company has the opportunity to benefit from all available talent and enhances, among other things, its organizational strength, problem-solving ability and opportunity for innovation. The Diversity Policy states, among other things, that the N&CG Committee and the Board, as applicable, should consider diversity criteria including, but not limited to, gender, age, ethnicity and cultural diversity when considering the composition of the Board and the executive team. There are currently three women on the Board (representing 33% of the directors of the Company) and two women in executive officer positions (representing 50% of the executive officers of the Company).
The Company has not adopted numerical targets regarding the representation of women or persons with other self-identified diversity characteristics, such as race, ethnicity, religion, nationality, disability, sexual orientation or cultural background, on the Board or in executive officer positions. However, the Company monitors the level of representation of women and persons with other self-identified diversity characteristics on the Board and in senior management positions.
The tables below provide information relating to certain voluntary self-identified characteristics of our directors. Each of the categories listed in the table below has the meaning as set forth in NASDAQ Rule 5605(f).
Board Diversity Matrix (As of August 2, 2022)
Total Number of Directors	11
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Board Diversity Matrix (As of November 22, 2023)
Total Number of Directors	11
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Shareholder Communications with the Board
Shareholders who wish to communicate with the Board or any individual director may do so by mail to our Corporate Secretary at 6060 Silver Drive, Third Floor, Burnaby, British Columbia, Canada, V5H 0H5, Attention: Corporate Secretary. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of our Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.
Anti-Hedging and Pledging Policy
Pursuant to the Company’s Anti-Hedging and Pledging Policy, directors, officers and employees are prohibited from (i) purchasing financial instruments, including prepared variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds that are based on fluctuations of the Company’s debt or equity instruments, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company, and (ii) purchasing Company securities on a margin or otherwise pledge Company securities as collateral for a loan, in each case unless otherwise previously approved by the N&CG Committee.
A violation of the Anti-Hedging and Pledging Policy will be subject to disciplinary action, which may include termination of employment and/or restrictions on future participation in the Company’s incentive equity plans.
Board and Committee Assessment
The Board is responsible for assessing annually the effectiveness of the Board as a whole, the Board committees and the contribution of individual directors. Assessments of the Board and its committees will consider the Board Mandate and the relevant committee charter, as the case may be. Assessments of individual directors will consider the applicable position description and the competencies and skills each individual director is expected to bring to the Board.
Share Ownership Guidelines
The Board has not adopted minimum share ownership requirements for its directors or executive officers.

EXECUTIVE OFFICERS
The following biographies describe the business experience of each of the Company’s executive officers, except for Susan Docherty, our Chief Executive Officer and Interim Chief Operating, Officer whose biography is provided under the heading “Proposal One: Election of Directors.” There are no arrangements or understandings pursuant to which any of our executive officers was or is to be selected as an officer.
Kim Brink, 57, has served as the Company’s Chief Revenue Officer since January 2022. Ms. Brink brings over two decades of global agency and C-suite expertise to the Company. Most recently, she was the Global Chief Operating Officer and Executive Committee Chair at GTB, a global leading marketing agency dedicated to Ford Motor Company and its retail dealers. Previously, Ms. Brink held senior marketing roles at NASCAR and General Motors. At General Motors, Ms. Brink was the lead Chevrolet marketing executive responsible for 20 vehicle launches including the Chevy Volt. In addition to her C-Suite experience, Ms. Brink has held public board seats as an independent board director and member of the nominating and governance committees for Arctic Cat and as an independent board director of Vista Equity’s DealerSocket.
Ms. Brink earned her Master of Business Administration and Bachelor of Science from Wayne State University and is a graduate of the Kellogg Executive Development Program at Northwestern University.
Michael Bridge, 60, has served as the Company’s General Counsel and Secretary since March 2023. Mr. Bridge brings over three decades of legal and C-suite expertise to the Company. Most recently, he was Senior Vice President, General Counsel and Secretary of Accelerate Diagnostics, Inc. (NASDAQ: AXDX), an in vitro diagnostics company providing medical diagnostic devices to microbiology laboratories globally. Previously, Mr. Bridge held general counsel positions at various technology companies, including 14 years as general counsel for JDA Software Group, the leading enterprise software company focused on automating the global retail supply chain. Mr. Bridge began his career as a corporate and securities attorney for Piper & Marbury (now known as DLA Piper). Mr. Bridge has a bachelor’s degree from the University of Southern California and a J.D. from Cornell University.
Stephen Johnston, 53, has served as the Company’s Chief Financial Officer since October 2023. Mr. Johnston brings to the Company almost 30 years of diverse, global experience having previously served as a Chief Financial Officer, Corporate Controller, and Chief Accounting Officer, as well as partner of a “Big Four” accounting firm. Since June 2023, Mr. Johnston has provided finance and accounting consulting services to the Company. Prior to joining the Company, Mr. Johnston was the Chief Financial Officer of Ideanomics, Inc. (NASDAQ: IDEX), an international manufacturer of electric powered two- and four-wheel mobility solutions (“Ideanomics”). Prior to Ideanomics, Mr. Johnston was the Chief Financial Officer for Dura Automotive Systems, Inc., a global automotive supplier for highly integrated mechatronic systems, and lightweight structural solutions (“Dura”), with oversight of the financial performance of the company’s 22 plants in 11 countries. Prior to Dura, Mr. Johnston served as the North American Regional Chief Financial Officer for Tower Automotive (NYSE: TOWR), a manufacturer of engineered metal structures and complex welded assemblies for body and chassis. Mr. Johnston is a certified public accountant (CPA) and a member of the Michigan Association of CPAs and the American Institute of CPAs.

PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, shareholders will elect directors to serve on our Board. The Company considers that seven is the appropriate Board size in light of the Company’s operating and financial circumstances and current business and strategic needs.
The term of office of each of the current directors will end at the conclusion of the Annual Meeting. Unless the director’s office is vacated earlier in accordance with the provisions of the BCBCA, each director elected at the Annual Meeting will hold office until the conclusion of the next annual general meeting of the Company, or if no director is then elected, until a successor is elected. Each of the seven director nominees listed below is currently a director of the Company and has served continuously since the date of his or her appointment. All nominees have consented to being named in this Proxy Statement and to serve if elected.
We believe that each of our nominees has professional experience in areas relevant to our strategy and operations. We also believe that each of these nominees has other attributes necessary to create an effective Board, including high personal and professional ethics, the willingness to engage management and each other in a constructive and collaborative fashion, the ability to devote significant time to serve on our Board and its committees, and a commitment to representing the long-term interests of all our shareholders. In addition to these attributes, in each individual’s biography set forth below, we have highlighted specific experience, qualifications, and skills that led our Compensation Committee and the Board to conclude that each individual should be nominated to serve as a director of the Company.
There are no arrangements or understandings pursuant to which any of our directors or director nominees was or is to be selected as a director or director nominee.
Susan Docherty (Arizona, USA), 61, has served as our Chief Executive Officer, Interim Chief Operating Officer, and member of our Board since December 2022. Prior to that, she served as the Chief Executive Officer of Canyon Ranch, a company that promotes healthy living and holistic wellness retreats, with destination resorts and real estate throughout the United States, from May 2015 to August 201, where she restructured its operations, identified and pursued new adjacent growth opportunities – including partnerships with airlines, cruise ships and special-purpose housing, adding locations outside the United States, overhauling its Internet presence, building a new management team and relocating its corporate headquarters. Ms. Docherty served as GM Vice President with operating responsibility as President and Managing Director for Chevrolet and Cadillac Europe (based in Zurich, Switzerland), General Motors Company, an automobile manufacturing company, from December 2011 through September 2013. Prior to this time, Ms. Docherty served as its Vice President of International Operations Sales, Marketing and Aftersales from 2010 to 2011 in Shanghai, China; and Vice President U.S. Sales, Service and Marketing from 2009 to 2010. In her various roles at General Motors Company, Ms. Docherty’s diverse responsibilities included overseeing dealer network restructuring; advertising & marketing spend as well as agency relationships; sales and servicing; customer data systems; and product as well as manufacturing operations in various countries. Ms. Docherty currently serves on the board of directors of The Brink’s Company (NYSE: BCO), a leading global provider of cash and valuables management, digital retail solutions, or and ATM managed services, a position she has held since May 2014. Ms. Docherty currently also serves on the board of directors of J&J Ventures Gaming LLC, a private entertainment and amusement company, a position that she has held since September 2021. Ms. Docherty served on the board of directors of Mister Car Wash, Inc. (NYSE: MCW) from June 2021 to January 2023. Ms. Docherty received a Master of Science degree in Management from Stanford University as a Distinguished Sloan Fellow at the Stanford Graduate School of Business, as well as a Bachelor of Arts Degree in Business Administration from the University of Windsor. Ms. Docherty recently supplemented her education by attending the Directors’ Consortium -Executive Education at Stanford University’s Graduate School of Business in March of 2019.
We believe that Ms. Docherty’s experience in leadership and management roles in the automotive and electric vehicle industries makes her a valuable addition to our Board.
Luisa Ingargiola (Florida, USA), 56, has served as a member of our Board since March 2018. Ms. Ingargiola has significant and diverse experience with public companies and capital markets, including through various leadership roles. Since 2007, Ms. Ingargiola has served as the Chief Financial Officer of Avalon GloboCare Corp. (NASDAQ: ALBT), a leading biotech health care company that is developing cell based therapeutic and diagnostic technologies for cancer and other diseases. From 2007 through 2016, Ms. Ingargiola served as the Chief Financial Officer at MagneGas Corporation (NASDAQ: MNGA). Prior to 2007, Ms. Ingargiola held various roles as Budget Director and Investment Analyst in several private companies. She currently serves as a director and audit committee chair for several public companies, including Dragonfly Energy Holdings Corp. (NASDAQ: DFLI), Vision Marine Technologies, Inc. (NASDAQ: VMAR), and BioCorRx Inc. (OTCQB: BICX), and previously served on the boards of directors of AgEagle (NYSE: UAVS), Progress Acquisition Corporation (NASDAQ: PGRWU), Siyata Mobile Inc. (NASDAQ: SYTA) and MagneGas Corporation (NASDAQ: MNGA). Ms. Ingargiola graduated from Boston University with a bachelor’s degree in Business Administration and a concentration in Finance. She also received a Master of Health Administration from the University of South Florida.
We believe that Ms. Ingargiola’s extensive experience with public companies and knowledge in corporate governance, regulatory oversight, financing, and merger and acquisition transactions makes her a valuable addition to our Board.
Dietmar Ostermann (Texas, USA), 61, has served as a member of our Board since July 2022. Mr. Ostermann brings more than 30 years of automotive consulting experience to the Company. Mr. Ostermann consulted to many of the top original equipment manufacturers (OEMs), including GM, Ford, Stellantis, Rivian, BMW, Mercedes, VW, Nissan and Hyundai as well as many auto suppliers on topics of business strategy, product development and operations improvement. Mr. Ostermann most recently served as PwC’s Global and US Auto Advisory Leader based in Detroit, MI for 11 years. Prior to PwC, he led the global auto practice of management consulting firm PRTM in Boston. Prior to that, he spent 17 years at top management consulting firm A.T. Kearney in the United States and Germany, which he also led as their Chief Executive Officer for 3 years. Mr. Ostermann currently serves as an independent director for auto suppliers Shape Corp and North American Stamping Group. Mr. Ostermann holds a bachelor’s degree in Industrial Engineering and Business from the University of Hamburg in Germany and a master’s degree in industrial and Systems Engineering and Business from the University of Southern California.
We believe that Mr. Ostermann’s extensive experience in the automotive industry makes him a valuable addition to our Board.
Michael Richardson (Florida, USA), 67, has served as a member of our Board since November 2022 and serves as Vice-Chairman of the Board. Mr. Richardson is an accomplished automotive executive with nearly fifty years of global experience, guiding business strategy and building customer solutions. Most recently, Mr. Richardson served as Interim Chief Executive Officer of Dura Automotive, an independent designer and manufacturer of automotive components, where he was tasked with delivering multiple strategic, urgent initiatives during the global pandemic. Mr. Richardson’s career has included his roles at General Motors, Delphi Corporation and Nexteer Automotive, where he served in multiple positions within the multi-billion-dollar global steering and driveline businesses. Mr. Richardson has focused his career on the development of electric steering systems, steering columns, driveline systems as well as advanced driver assistance systems and key technologies enabling reliable vehicle autonomy. He began in 1974 as a co-operative student at the former Saginaw steering gear division of General Motors and was ultimately appointed as the Executive Board Director and President of Nexteer. There, Mr. Richardson was responsible for building Nexteer’s global product portfolio, expanding customers served and leading industry growth. He retired from Nexteer Automotive as President and Executive Board Director in 2019. He currently serves as an independent director on the board of directors for both Dura Automotive and Shape Corporation. Mr. Richardson holds a bachelor’s degree in mechanical engineering from Kettering University and a master’s degree in business administration from Central Michigan University. He also holds a Master Level Professional Board Director Certification from the American College of Corporate Directors.
We believe that Mr. Richardson’s extensive experience in the automotive industry makes him a valuable addition to our Board.
Steven Sanders (New York, NY), 78, has served as a member of our Board since April 2018 and serves as Chairman of the Board. Mr. Sanders is the founding partner of Sanders Ortoli Vaughn-Flam Rosenstadt LLP, the predecessor of the New York based law firm of Ortoli Rosenstadt LLP. Since February 2021 Mr. Sanders has served as “Of Counsel” to Ortoli Rosenstadt LLP. Mr. Sanders has more than 50 years of experience practicing international corporate law spanning North America, Europe and Asia. Mr. Sanders currently serves on the boards of directors of Avalon GloboCare Corp. (NASDAQ: ALBT) and HeliJet Inc. Mr. Sanders also serves as trustee of the American Academy of Dramatic Arts. Mr. Sanders has a BBA from City College of New York, a Juris Doctorate from Cornell Law School and is a member of the American and New York bar associations.
We believe that Mr. Sanders’ extensive legal, transactional, and corporate experience makes him a valuable addition to our Board.

David Shemmans (West Sussex, UK), 57, has served as a member of our Board since August 2021. Mr. Shemmans brings to the Company a broad range of experience in the transportation industry with direct involvement developing global businesses around innovation and technologies, primarily focused on electrification and decarbonization. Mr. Shemmans served as the Chief Executive Officer of Ricardo PLC, a UK listed engineering consulting business, for 16 years until stepping down in September 2021, where he transitioned the company from a limited automotive engineering business to a multi-sector, global engineering, and environmental consultancy. Mr. Shemmans previously co-founded Wavedriver, an electric vehicle powertrain company, which he led through two funding rounds from patented concept to production, delivering electric and hybrid vehicle demonstrators into Brazil, Australia, Italy and the United Kingdom. Mr. Shemmans currently serves as Chairman for Sutton and East Surrey Water, a major U.K.-regulated water utility company, serving customers in parts of Surrey, Kent, and South London. Mr. Shemmans holds a Bachelor of Science in Electrical and Electronic Engineering from the University of Manchester Institute for Science and Technology and an Executive Certification from Harvard Business School.
We believe that Mr. Shemmans’ broad range of experience in the transportation industry, combined with his focus on electrification and decarbonization, makes him a valuable addition to our Board.
Joanne Yan (British Columbia, Canada), 65, has served as a member of our Board since March 2019. Ms. Yan has over 25 years of experience in advising and managing both publicly traded and private companies with active involvement in cross-border investment and merger and acquisition operations in North America and Southeast Asia. Ms. Yan currently serves as the President of Joyco Consulting Services, which she founded in 1994, to provide consulting services in the areas of corporate structuring, business development and strategic planning initiatives. Additionally, Ms. Yan was a senior corporate executive and consultant to several public companies between 1997 and 2016. Ms. Yan has also served as a director and chair of board committees with several publicly traded companies and private companies in Canada including the Zongshen Group, the Company’s previous strategic manufacturing partner, and three of its subsidiaries, including the Toronto Stock Exchange-listed Hanwei Energy Services Corp.; TSXV listed OOOOO Entertainment Commerce Limited; and Vitality Products Inc.
We believe that Ms. Yan’s extensive experience with public traded companies, as well as cross-border investments and mergers and acquisitions, makes her a valuable addition to our Board.
Penalties, Sanctions and Cease Trade Orders
No proposed director of the Company is, or within the ten years before the date of this Proxy Statement has been, a director, chief executive officer or chief financial officer of any company that:
(a)
was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)
was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

No proposed director of the Company:
(a)
is, or within ten years before the date of this Proxy Statement, has been, a director or executive officer of any company that, while the person was acting in that capacity, or within a year of that person ceasing to act in the capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)
has, within ten years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of such proposed director.

No proposed director of the Company has been subject to: (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.
Required Vote and Board Recommendation
Director nominees receiving affirmative votes at the Annual Meeting will be elected to the Board, provided that the number of nominees does not exceed the number of available seats on the Board. If the number of duly nominated nominees exceeds the number of available seats on the Board, nominees receiving the greatest number of affirmative votes will be elected as directors. For the purpose of determining the number of votes cast, affirmative and withheld votes will be counted. Broker non-votes will have no effect on the outcome of the vote.
THE BOARD RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE LISTED IN PROPOSAL 1.

PROPOSAL 2: RE-APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At the Annual Meeting, shareholders will be asked to re-appoint KPMG as the independent registered public accounting firm of the Company until the close of the Company’s next annual general meeting, based on the recommendation of the Audit Committee and the Board. The Audit Committee and the Board believe the continued retention of KPMG as our independent registered public accounting firm is in the best interests of the Company and our shareholders. KPMG has been our independent registered public accounting firm since 2018.
Representatives of KPMG are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Required Vote and Board Recommendation
Affirmative votes are required to be cast in order for the proposal to be approved. For the purpose of determining the number of votes cast, affirmative and withheld votes will be counted. Broker non-votes (none of which are expected) will have no effect on the outcome of the vote.
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3: SAY-ON-PAY ADVISORY VOTE
Under Section 14A of the Exchange Act, our shareholders are entitled to a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement. As discussed in more detail in the section entitled “Executive Compensation” in this Proxy Statement, we have designed our executive compensation program to align our executive officers’ interests with those of our shareholders, as well as to attract and retain our leadership team in a highly competitive talent market and to motivate them to achieve our business objectives. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation.
The Board endorses our executive compensation program and recommends that our shareholders vote in favor of the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative discussion, is hereby approved.
Because your vote is advisory, it will not be binding upon us, the Board or our Compensation Committee. However, we value our shareholders’ opinions, and the Board and our Compensation Committee will consider the outcome of this proposal when determining future executive compensation arrangements.
Required Vote and Board Recommendation
This proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast, and therefore will have no effect on the outcome of the vote.
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF FUTURE SAY-ON-PAY VOTES
In addition to providing our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers (see Proposal 3), we also are seeking a non-binding, advisory vote on how frequently such say-on-pay vote should be presented to our shareholders. At the Annual Meeting, our shareholders will be given the opportunity to vote on whether they prefer to have future say-on-pay votes occur:
•	every year;
•	every two years; or
•	every three years.
In accordance with SEC rules, our shareholders will have the opportunity at least every six years to recommend the frequency of future say-on-pay votes.
The Board believes that future say-on-pay votes should occur every three years. The Board believes that holding a say-on-pay vote every three years offers the closest alignment with the Company’s approach to executive compensation and its underlying philosophy that seek to enhance the long-term growth of the Company and to attract, retain and motivate our executive officers over the long term. The Board believes a three-year cycle for the advisory vote on executive compensation will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with the Company’s business and results of operations. It will also minimize the administrative, compliance and other corporate expenses associated with holding say-on-pay votes more frequently (e.g., every year or every two years).
Because the vote on this proposal is advisory in nature, it will not be binding on the Board. However, the Board will consider the outcome of the vote along with other factors when making its decision about the frequency of future say-on-pay votes.
Required Vote and Board Recommendation
The option of one year, two years or three years that receives the greatest number of votes will be considered the preferred frequency selected by our shareholders. Abstentions and broker non-votes will not be treated as votes cast, and therefore will have no effect on the outcome of the vote.
THE BOARD RECOMMENDS A VOTE FOR THE OPTION OF “THREE YEARS” FOR PROPOSAL 4.

EXECUTIVE COMPENSATION
Our named executive officers (“NEOs”) for the fiscal year ended December 31, 2022 (“Fiscal 2022”) consisted of:
•	Susan Docherty, our Chief Executive Officer and Interim Chief Operating Officer;
•	Kim Brink, our Chief Revenue Officer;
•	Kevin Pavlov, our former Chief Executive Officer(1);
•	Bal Bhullar, our former Chief Financial Officer and Chief Compliance Officer(2); and
•	Isaac Moss, our former Chief Administrative Officer and Corporate Secretary(3).
(1)
Mr. Pavlov was appointed as Chief Operating Officer of the Company on May 1, 2021 and as Chief Executive Officer of the Company and as a director of the Company on September 21, 2021. Mr. Pavlov was appointed President of the Company on January 27, 2022. Mr. Pavlov resigned from all positions with the Company on December 5, 2022.

(2)
Ms. Bhullar was appointed as Chief Financial Officer of the Company on November 19, 2018 and as a director of the Company on December 6, 2019. Ms. Bhullar resigned as Chief Financial Officer and as director and was appointed Chief Compliance Officer of the Company on August 22, 2022. Ms. Bhullar resigned from all positions with the Company on December 31, 2022.

(3)	Mr. Moss was appointed Chief Administrative Officer and Corporate Secretary of the Company on May 15, 2018. Mr. Moss resigned from all positions with the Company on September 22, 2022.
Compensation Philosophy
The Company’s compensation philosophy for 2022 was a performance-based compensation design to align NEO compensation with shareholder interests. We believe that to be successful we must hire and retain talented leadership. We recognize that there is significant competition for qualified executives within the global automotive sector with a focus on building electric motor vehicles. It can be particularly challenging for companies to recruit executive officers of the caliber necessary to achieve our short-term and long-term objectives. Accordingly, our executive compensation programs are intended to attract and retain this leadership team in a highly competitive talent market and to motivate them to achieve our business objectives. We believe that the changes made to our leadership team provide us with the skill set necessary to support our near-term objectives and create long-term value for our shareholders, grow our business and assist in the achievement of our strategic goals.
Our NEO compensation program provides a total compensation package, composed of a mix of cash and equity compensation, that we believe is appropriate to attract and retain our leadership team.
The Compensation Committee is responsible for ensuring the named executive base salaries and short-term incentives are market competitive and that executive compensation fits within peer group and market compensation data ranges.
Governance Practices
Compensation Committee Involvement in Decision-making process	• Comprised solely of independent directors. • Establishes compensation requirements. • Determines, reviews, approves, and oversees named executive compensation.
Independent Compensation Consultant Involvement in Decision-making process
• Assists the Compensation Committee in the design of the executive compensation ranges, variable incentive plans and the determination of the overall compensation mix.

• Provides analysis and crafts recommendations for the Compensation Committee in setting the executive officers’ compensation.

CEO Involvement in Decision-making process
• Creates and presents recommendations to the Compensation Committee for the compensation of non-CEO executive officers. Does not participate in the Compensation Committees review, discussion or determination of her own salary.

Role of Independent Compensation Consultant
The Compensation Committee utilizes an independent compensation consultant to research, design and recommend compensation ranges for the executive team. During 2022, the Committee engaged Global Governance Advisors (“GGA”) as its independent compensation consultant. GGA assisted the Compensation Committee in developing a compensation peer group to use as a reference when making compensation decisions. GGA also conducted a review of the compensation of our executive officers, as well as support on other ad hoc matters throughout the year.
In Fiscal 2022, the Compensation Committee assessed the independence of GGA and determined that no conflict existed that would prevent GGA from independently representing the Compensation Committee.
Peer Group for 2022 Compensation Benchmarking
The table below sets forth the companies that comprise the peer group (the “Peer Group”) used by GGA to provide benchmark data to the Compensation Committee to determine the appropriate compensation ranges for the 2022 executive compensation program. The Peer Group was developed based on companies that met the following criteria:
•	companies of a similar size to the Company (0.25x to 4x), primarily from a total revenue perspective, but also considering other factors such as market capitalization;
•	companies within the same industry segment as the Company or companies that rely on research and development and engineering innovative and integrated hardware and software products;
•	companies with a similar business strategy and scope of operations to the Company; and
•	publicly traded companies on major North American exchanges, with an emphasis of being traded on the major U.S. exchanges.
The approach used in selecting the Peer Group ensures that the Company’s executives are being benchmarked against positions that require similar skill sets and experience within the key sectors that employ the talent required to lead the Company. The Peer Group was recommended and approved to the Compensation Committee in the fourth quarter of 2021 by the then CEO and was used for the 2022 executive compensation determination.
2022 Peer Group
Electric Vehicle Peers
Acrimoto Inc.	Faraday Future Intelligent Electric Inc.	Nikola Corp.
AYRO Inc.	Fisker Inc.	Rivian Automotive Inc.
Bird Global Inc.	Lordstown Motors Corp.	Workhorse Group Inc.
Canoo Inc.	Lucid Group.
Electric Vehicle Utilities Peers
Blink Charing Co.	ChargePoint Holdings Inc.	Romeo Power Inc.
Automotive Parts Peers
Horizon Global Corp.	PowerFleet Inc.	Sypris Solutions Inc.
Hyliion Holdings Corp.	Standard Motor Products Inc.	XL Fleet Corp.
Motorcar Parts of America Inc.	Strattec Security Corp.

Executive Compensation Overview
The below summary tables outline the key components of the NEO compensation packages in 2022.
Compensation Component	Summary	Reason for component	How is this determined?
Base Salary	Cash based compensation determined annually during Q1.	To provide market competitive base salary to attract and retain qualified executive talent to the Company.	By the executive’s performance, professional qualifications, and market conditions.
Short-term Incentive	Cash based incentive. Variable based on performance.	To incentivize the achievement of strategic objectives.	Measured against a scorecard but high degree of discretion for the Compensation Committee.
Long-term Incentive	Equity based incentive.	To attract, retain and motivate qualified directors and employees and to encourage long-term investments and proprietary interests in the Company	At the discretion of the Board.
Healthcare, Retirement and Other Benefits	Executives are eligible to participate in the same programs as employees for healthcare insurance, stock options, paid time-off, life insurance and other related programs.	To support the well-being of our employees’ health.	The executives are eligible to participate in the standard employee benefits offered within the country they work.
Executive Benefits	Certain executives receive a monthly stipend for rent in Arizona to support their local presence.	Having executives located together provides a more productive workplace for quicker decisions.	Measured against local rent rates for reasonably furnished apartments.
Base Salary
Base salaries are designed to provide a stable source of income for our NEOs. In general, base salaries are established to be market competitive to attract and retain qualified executives. Base salaries are reviewed regularly considering several factors including the executive’s experience, responsibilities, and Peer Group compensation. The base salaries of our NEOs during Fiscal 2022 were as follows:
Named Executive Officer	Fiscal 2022 Base Salary ($USD)
Susan Docherty Chief Executive Officer	$650,000
Kim Brink Chief Revenue Officer	$340,000
Kevin Pavlov(1) Former Chief Executive Officer	$500,000
Bal Bhullar Former Chief Financial Officer and Chief Compliance Officer	$365,000
Isaac Moss Former Chief Administrative Officer and Corporate Secretary	$300,000
(1)	On April 1, 2022, Mr. Pavlov’s annual base salary was increased from $450,000 to $500,000.

Short-Term Incentive Program (“STIP”)
Starting in 2022 with the adoption of a formulaic scorecard, our annual cash bonus opportunities are designed to incentivize our NEOs to achieve the required performance of key annual objectives. Each of our NEOs has a target bonus expressed as a percentage of the officer’s base salary. Several factors were considered in developing the target bonus opportunities, including the executive’s responsibilities, base salary, our projected corporate performance, growth, and Peer Group compensation. Since the performance goals for Fiscal 2022 were not achieved, no payouts were made to the NEOS under the STIP for Fiscal 2022.
Long-Term Incentive Program
On May 29, 2020, with the prior recommendations from GGA, the Board passed a resolution to adopt the Company’s 2020 Stock Incentive Plan (the “Stock Incentive Plan”), subject to, and effective upon, the approval of the Company’s shareholders. The Stock Incentive Plan provides flexibility to the Company to grant equity-based incentive awards (each, an “Award”) in the form of stock options (each, an “Option”), restricted stock units (“RSUs”), performance stock units (“PSUs”) and deferred stock units (“DSUs”). The Stock Incentive Plan was approved by Company shareholders on July 9, 2020 and, accordingly, all future grants of equity-based Awards will be made pursuant to, or as otherwise permitted by, the Stock Incentive Plan, and no further equity-based awards will be made pursuant to the Company’s prior Stock Option Plan.
The purpose of the Stock Incentive Plan is to, among other things, provide the Company with a share-related mechanism to attract, retain and motivate qualified directors, employees and consultants of the Company and its subsidiaries, to reward such of those directors, employees and consultants as may be granted awards under the Stock Incentive Plan by the Board from time to time for their contributions toward the long-term goals and success of the Company, and to enable and encourage such directors, employees and consultants to acquire shares as long-term investments and proprietary interests in the Company.
Process for Setting Executive Compensation
The below chart outlines the process and timeline of the Compensation Committee’s process for determining NEO compensation. For the below chart we will demonstrate the exercise for setting the 2022 compensation.
Process for Setting Executive Compensation
Timeline	Task	Desired Outcome	Individuals Involved
End of Q3 2021	Commence annual kick-off compensation review by discussing potential Peer Group	Provide clear direction to Independent Compensation Consultant on the type of peer companies to use for benchmarking	Compensation Committee Chair CEO HR Independent Compensation Consultant
Start of Q4 2021	Review proposed Peer Group	Finalize proposed list of Peer Group	Compensation Committee Chair CEO HR Independent Compensation Consultant
Q4 2021 Compensation Meeting	Approve proposed Peer Group	Discuss, review, and approve the proposed Peer Group	Compensation Committee Legal (conducting meeting minutes) HR Independent Compensation Consultant (for presentation and walk through of information for the Compensation Committee)
Q4 2021 Board Meeting	Approve proposed Peer Group	Review and approve Compensation Committee recommendation.	Board of Directors Legal (conducting meeting minutes)

Process for Setting Executive Compensation
Timeline	Task	Desired Outcome	Individuals Involved
Q1 2022	Receive proposed compensation ranges from Peer Group	Independent Compensation Consultant delivers a proposed compensation report for NEO compensation.	Compensation Committee Chair CEO HR Independent Compensation Consultant
Q1 2022 Compensation Committee	Approve proposed compensation ranges	Discuss, review, and approve the proposed Peer Group compensation ranges and recommendations for NEO compensation.	Compensation Committee Legal (conducting meeting minutes) HR Independent Compensation Consultant (for presentation and walk through of information for the Compensation Committee)
Q1 2022 Board Meeting	Approve proposed 2022 NEO Compensation	Review and approve Compensation Committee recommendation.	Board of Directors Legal (conducting meeting minutes)
Governance & Oversight of Compensation Program
The Compensation Committee is responsible for the oversight and governance of the executive compensation program, including:
•	Total compensation strategy;
•	Periodic approval of the overall compensation strategy;
•	Compensation plans;
•	Reviewing and approving plan metrics, targets, performance results and final awards annually; and
•	Competitive compensation review.
With the assistance of an external advisor, the Compensation Committee is also responsible for assessing the competitiveness of the executive compensation program annually, including a periodic pay-for-performance analysis.
External Disclosure
The Compensation Committee is responsible for reviewing and approving annual disclosure related to executive compensation.
Compensation Risk
The Compensation Committee is responsible for assessing the plan design to identify and mitigate any risk associated with the Company’s compensation policies and practices that could incentivize an executive or other employee to take inappropriate or excessive risk that could otherwise have a material adverse effect on the Company.
The Committee is also involved in the recommendation and approval process of the following:
•	total compensation matters related to equity compensation plan designs are reviewed by the Committee and recommended to shareholders for approval;
•
total compensation matters related to the executive team, including compensation awards and payments, are reviewed, and approved by the Committee. (The Board approves total compensation for the CEO); and

•	total compensation matters related to all other employees of the organization are reviewed by the CEO and recommended to the Committee for approval (on an aggregate basis).

Summary Compensation Table
The following Summary Compensation Table sets forth the compensation earned by or paid to our NEOs for Fiscal 2022 and the fiscal year ended December 31, 2021 (“Fiscal 2021”):
Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	All other compensation ($)(4)	Total ($)
Susan Docherty(5) CEO and Interim Chief Operating Officer	2022	49,583	—	1,755,534	2,981,875	—	4,786,992
	2021	—	—	—	—	—	—
Kim Brink(6) Chief Revenue Officer	2022	319,513	250,000	—	454,738	—	1,024,251
	2021	—	—	—	—	—	—
Kevin Pavlov(7) Former Chief Executive Officer	2022	528,156	—	170,894	217,962	530,264	1,447,276
	2021	246,415	405,000	787,502	3,995,306	—	5,434,223
Bal Bhullar(8)(10) Former Chief Financial Officer and Chief Compliance Officer	2022	482,148	—	187,698	633,959	512,990	1,816,796
	2021	315,957	145,038	328,502	—	2,872	792,369
Isaac Moss(9)(10) Former Chief Administrative Officer and Corporate Secretary	2022	280,363	—	—	560,639	532,475	1,373,477
	2021	289,436	193,715	210,001	—	—	693,152
(1)	Represents discretionary bonuses awarded to the NEOs for the respective fiscal year.
(2)
For Fiscal 2022, the amounts for Ms. Docherty represent the aggregate grant date fair value of a restricted stock unit (“RSU”) award and performance RSU (“PRSU”) awards computed in accordance with FASB ASC Topic 718. The grant date fair value for the RSU award granted to Ms. Docherty was calculated based on the closing price of the Company’s common shares on the December 5, 2022 grant date of $1.11. The grant date fair value for the PRSU awards granted to Ms. Docherty was calculated based on the closing price of the Company’s common shares on the December 5, 2022 grant date of $1.11 and the probable outcome of the performance conditions requiring that the Company’s share price attain a 30-day volume weighted average price per common share equal to or exceeding $5.00, $6.00 and $7.00, as applicable. The PRSU awards do not have threshold or maximum payout amounts.

For Fiscal 2022, the amounts for Mr. Pavlov and Ms. Bhullar represent the incremental fair value of their modified RSU awards that were immediately vested in connection with their respective resignations from the Company. See “—Executive Employment Agreements—Former Executive Employment Agreements” for additional information.
For Fiscal 2021, the amounts for Messrs. Pavlov and Moss and Ms. Bhullar represent the aggregate grant date fair value of RSU awards computed in accordance with FASB ASC Topic 718. The grant date fair value for the RSU awards granted to Messrs. Pavlov and Moss and Ms. Bhullar were calculated based on the closing price of the Company’s common shares on the September 22, 2021 grant date of $3.41.
(3)
For Fiscal 2022, the amounts for Mses. Docherty and Brink represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718 using the Black-Scholes option pricing model based on the following weighted average assumptions:

Year ended December 31, 2022
Expected life of options	3.85-5 years
Annualized volatility	61%-123.7%
Risk-free interest rate	1.75%-4.23%
Dividend rate	0%
Additionally, for Fiscal 2022, the grant date fair value for performance option awards granted to Ms. Docherty was calculated based on the probable outcome of the performance conditions requiring that the Company’s share price attain a 30-day volume weighted average price per common share equal to or exceeding $2.50 and $5.00, as applicable. The performance option awards do not have threshold or maximum payout amounts.
For Fiscal 2022, the amount for Mr. Pavlov represents the incremental fair value of his modified option awards that were immediately vested and with the exercise periods extended in connection with his resignation from the Company. The amounts for Mr. Moss and Ms. Bhullar represent the incremental fair value of their modified option awards with the exercise periods extended in connection with their respective resignations from the Company. See “—Executive Employment Agreements—Former Executive Employment Agreements” for additional information.

For Fiscal 2021, the amounts for Mr. Pavlov represents the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718 using the Black-Scholes option pricing model based on the following weighted average assumptions:
Year ended December 31, 2021
Expected life of options	4-5 years
Annualized volatility	61%-62.29%
Risk-free interest rate	0.34%-1.4%
Dividend rate	0%
Additionally, for Fiscal 2021, the grant date fair value for performance option awards granted to Mr. Pavlov was calculated based on the probable outcome of the performance conditions requiring that the Company’s share price attain a 30-day volume weighted average price per common share equal to or exceeding $6.00, $7.00 and $8.00, as applicable. The performance option awards do not have threshold or maximum payout amounts.
(4)
For Fiscal 2022, the amounts for Messrs. Pavlov and Moss and Ms. Bhullar represent severance related payments in connection with their respective resignations from the Company and, with respect to Ms. Bhullar, an automobile allowance. Refer to footnotes 2 and 3 to this Summary Compensation Table regarding the incremental fair values of modified equity awards for Messrs. Pavlov and Moss and Ms. Bhullar in connection with their respective resignations from the Company, which are reflected in the “Stock awards” and “Option awards” columns, as applicable. See “—Executive Employment Agreements—Former Executive Employment Agreements” for additional information.

For Fiscal 2021, the amount for Ms. Bhullar represents an automobile allowance.
(5)	Ms. Docherty was appointed as Chief Executive Officer and Interim Chief Operating Officer of the Company on December 5, 2022.
(6)	Ms. Brink was appointed as Chief Revenue Officer of the Company on January 24, 2022.
(7)	Mr. Pavlov resigned from all positions with the Company on December 5, 2022.
(8)	Ms. Bhullar resigned from all positions with the Company on December 31, 2022.
(9)	Mr. Moss resigned from all positions with the Company on September 22, 2022.
(10)
Ms. Bhullar and Mr. Moss were paid in Canadian dollars for Fiscal 2022 and Fiscal 2021. The amounts included in this Summary Compensation Table for Ms. Bhullar and Mr. Moss for Fiscal 2022 were determined by converting their respective compensation in Canadian dollars to U.S. dollars using the exchange rate at the time of payment, which ranged between approximately 1 Canadian dollar to 0.7256 U.S. dollars and 1 Canadian dollar to 0.7761 U.S. dollars. The amounts included in this Summary Compensation Table for Ms. Bhullar and Mr. Moss for Fiscal 2021 were determined by converting their respective compensation in Canadian dollars to U.S. dollars using the exchange rate at the time of payment, which ranged between approximately 1 Canadian dollar to 0.7899 U.S. dollars and 1 Canadian dollar to 0.8142 U.S. dollars.

2022 Outstanding Equity Awards at Fiscal Year End
The following table sets out information about outstanding equity awards held by our NEOs as of December 31, 2022:
	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Susan Docherty	—	2,000,000(2)	—	1.11	12/05/2029	—	—	—	—
	—	—	1,000,000(3)	1.11	12/05/2029	—	—	—	—
	—	—	750,000(4)	1.11	12/05/2029	—	—	—	—
	—	—	—	—	—	1,000,000(5)	600,000	—	—
	—	—	—	—	—	—	—	437,500(6)	262,500
	—	—	—	—	—	—	—	218,750(7)	131,250
	—	—	—	—	—	—	—	218,750(8)	131,250
Kim Brink	351,391	198,609(9)	—	1.91	1/26/2029	—	—	—	—
Kevin Pavlov	750,000	—	—	4.15	12/05/2024	—	—	—	—
	750,000	—	—	3.01	12/05/2024	—	—	—	—
	50,000	—	—	3.77	12/05/2024	—	—	—	—
Bal Bhullar	1,100,000	—	—	1.91	7/27/2024	—	—	—	—
	400,000	—	—	3.40	7/27/2024	—	—	—	—
Isaac Moss	750,000	—	—	1.91	4/30/2025	—	—	—	—
	250,000	—	—	3.40	4/30/2025	—	—	—	—
(1)	The calculation of market value is based on the closing price of the Company’s common shares on December 30, 2022 (the last trading day of Fiscal 2022) of $0.60.
(2)	Represents an option award to purchase 2,000,000 common shares of the Company granted on December 5, 2022, vesting in three equal annual installments from the grant date.
(3)
Represents an option award to purchase 1,000,000 common shares of the Company granted on December 5, 2022, vesting in three equal annual installments from the grant date. Additionally, the option award is not exercisable until such time as the 30-day volume weighted average trading price per common share of the Company is $2.50 or greater.

(4)
Represents an option award to purchase 750,000 common shares of the Company granted on December 5, 2022, vesting in three equal annual installments from the grant date. Additionally, the option award is not exercisable until such time as the 30-day volume weighted average trading price per common share of the Company is $5.00 or greater.

(5)	Represents a RSU award covering 1,000,000 common shares of the Company granted on December 5, 2022, vesting in three equal annual installments from the grant date.
(6)
Represents a RSU award covering 437,500 common shares of the Company granted on December 5, 2022, vesting on the first date on which the 30-day volume weighted average trading price per common share of the Company is $5.00 or greater.

(7)
Represents a RSU award covering 218,750 common shares of the Company granted on December 5, 2022, vesting on the first date on which the 30-day volume weighted average trading price per common share of the Company is $6.00 or greater.

(8)
Represents a RSU award covering 218,750 common shares of the Company granted on December 5, 2022, vesting on the first date on which the 30-day volume weighted average trading price per common share of the Company is $7.00 or greater.

(9)
Represents an option award to purchase 550,000 common shares of the Company granted on January 24, 2022, one-third of which vested on the grant date with the balance vesting monthly over a 24-month period.

Pension Plan Benefits
We have no pension plans that provide for payments or benefits at, following or in connection with retirement.

Executive Employment Agreements
Current Executive Employment Agreements
Susan Docherty
On December 2, 2022, the Company entered into an executive employment agreement with Susan Docherty (the “Docherty Agreement”), pursuant to which Ms. Docherty serves as the CEO of the Company and ElectraMeccanica USA, LLC (the “Subsidiary”), reporting directly to the Company’s Board of Directors. The initial term of the Docherty Agreement commenced on December 5, 2022 (the “Start Date”) and will continue until the three-year anniversary of such date (the “Initial Term”). The Initial term will automatically extend on the same terms and conditions set forth below for additional one-year periods (each, a “Renewal Term”), unless either party gives the other party written notice of non-renewal at least 30 calendar days prior to the end of the Initial Term or any Renewal Term.
The Docherty Agreement provides for the following:
•
a base salary of $650,000 per year during the term of the Docherty Agreement to be paid according to the Company’s normal payroll cycle. The base salary will be reviewed annually and may be adjusted by the Compensation Committee in its sole discretion;

•
an award of three separate non-qualified stock options under the Stock Incentive Plan to purchase 3,750,000 common shares of the Company in the aggregate (collectively, the “Sign-On Options”), with each such Sign-On Option having an exercise price equating to the closing price for the Company’s stock as reported on the Nasdaq Stock Market (“NASDAQ”) on the day prior to the grant date (the “Exercise Price”), and with each such Sign-On Option having a maximum exercise term of seven years from the grant date (the “Exercise Term”) and, subject to the following, vesting in three equal annual installments from the grant date (the “Vesting”). The first Sign-On Option shall cover 2,000,000 common shares of the Company underlying the Sign-On Options and be exercisable at the Exercise Price during the Exercise Term and be subject only to the Vesting. The second Sign-On Option shall cover 1,000,000 common shares of the Company underlying the Sign-On Options and be exercisable at the Exercise Price during the Exercise Term and, subject to the Vesting, shall not be exercisable until such time as the Company’s 30-day volume average trading price on NASDAQ is $2.50 or greater. The third Sign-On Option shall cover 750,000 common shares of the Company underlying the Sign-On Options and be exercisable at the Exercise Price during the Exercise Term and, subject to the Vesting, shall not be exercisable until such time as the Company’s 30-day volume average trading price on NASDAQ is $5.00 or greater. The Sign-On Options will be subject to such other terms and conditions specified by the Compensation Committee, the Stock Incentive Plan, the award agreements, and the Company’s insider trading policy;

•
an award of restricted stock units under the Stock Incentive Plan covering 1,000,000 common shares of the Company (the “Sign-On RSUs”). The Sign-On RSUs will vest in three equal annual installments from the date of grant. The Sign-On RSUs will be subject to such other terms and conditions specified by the Compensation Committee, the Stock Incentive Plan, the award agreement, and the Company’s insider trading policy;

•
an award of performance stock units under the Stock Incentive Plan covering 875,000 common shares of the Company (the “Sign-On PRSUs”). The Sign-On PRSUs will vest as follows: (i) 437,500 will vest on the first date on which the average of the volume weighted average price per common share of the Company during any 30 day consecutive trading days (“30-Day VWAP”) equals or exceeds $5.00; (ii) 218,750 will vest on the first day on which the 30-Day VWAP of the common shares of the Company equals or exceeds $6.00; and (iii) the final 218,750 will vest on the first day on which the Company’s 30-Day VWAP equals or exceeds $7.00. In this respect the parties hereby acknowledge and agree that, in accordance with the Stock Incentive Plan and the award agreement for the Sign-On PRSUs, upon the termination of this Agreement for any reason, other than for Cause (as such term is defined under the Docherty Agreement), all then unvested Sign-On -PRSUs shall be entitled to continue to vest for a further period of one year from the date of termination; and

•
for expenses incurred for up to 12 months following the Start Date, reimbursement for reasonable and customary temporary housing costs in the Mesa/Phoenix metropolitan area not to exceed $3,500 per month.

Beginning January 1, 2023, Ms. Docherty will be eligible to participate in the STIP with a target bonus opportunity equal to 100% of her base salary, which STIP payment in no event will exceed 200% of her base salary. The amount of the STIP payment, if any, will be based on the attainment of written quantitative and qualitative performance goals, including financial performance goals, established by the Compensation Committee in its sole discretion and in advance. In order to be eligible to receive any STIP payment, Ms. Docherty must be actively employed by the Company through the date the STIP bonus is paid.
Beginning January 1, 2024, Ms. Docherty will be eligible to receive grants of stock options, performance shares and other awards under the Stock Incentive Plan (the “Annual Equity Awards”). The amount, mix, vesting schedule and other terms and conditions of the Annual Equity Awards will be established by the Compensation Committee in its sole discretion. The Annual Equity Awards will be subject to such other terms and conditions specified by the Compensation Committee, the Stock Incentive Plan, the applicable award agreement, and the Company’s insider trading policy.
Pursuant to the Docherty Agreement, Ms. Docherty will be eligible to participate in the Company’s standard company benefit and vacation plans, as such plans may be amended, modified, or terminated by the Company from time to time, with or without notice, in accordance with the applicable benefit and vacation plan documents.
The Docherty Agreement may be terminated by the Board of Directors at any time during the term for any reason upon at least 30 calendar days’ prior written notice; provided that, the Board of Directors may terminate Ms. Docherty’s employment immediately for Cause (as such term is defined under the Docherty Agreement). Upon termination by the Company for any reason, the Company will pay Ms. Docherty her accrued but unpaid base salary through her date of termination and any accrued but unpaid reasonable business expenses through her date of termination (the “Accrued Obligations”). If Ms. Docherty resigns from her employment with the Company by giving the Board at least 90 calendar days’ prior written notice of her resignation without Good Reason (as such term is defined in the Docherty Agreement), she will only be entitled to the Accrued Obligations. The Docherty Agreement will terminate immediately upon Ms. Docherty’s death or disability, in which event she (or her spouse or estate) will be entitled to the Accrued Obligations and will be eligible to exercise any vested options for a period of one year from such termination date.
In the event Ms. Docherty’s full-time employment is terminated by the Board of Directors without Cause or by Ms. Docherty for Good Reason prior to a Change of Control (as such term is defined in the Docherty Agreement) during the term, then, in addition to the Accrued Obligations, and subject to Ms. Docherty’s timely execution (and non-revocation) of the release required by the Docherty Agreement, Ms. Docherty will be entitled to receive a cash severance payment equal to the sum of: (i) 24 months of her then base salary plus one month of her then base salary for every completed year of service (to a maximum of 30 months); (ii) 18 times the monthly amount that is charged to COBRA qualified beneficiaries for the same medical coverage options elected by her immediately prior to her last day of employment; and (iii) the greater of (a) her average STIP paid in the two prior years and (b) 80% of the target annual STIP for the current fiscal year (collectively, the “Base Severance Amount”). The Base Severance Amount will be paid to Ms. Docherty in installments over a 12-month period, in accordance with the Company’s normal payroll cycle, with the first installment paid during the first payroll period following the expiration of the release revocation period described below. In addition to the Base Severance Amount, Ms. Docherty will be entitled to receive a pro-rata STIP for the year in which her termination occurred, with such pro-rata STIP paid at the same time described above. In addition, Ms. Docherty will be eligible to exercise any vested Sign-On Options or other stock options granted to her by the Company which may have vested as at the date of termination by the Board of Directors without cause or by Ms. Docherty for Good Reason prior to a Change of Control of for a period of one year from such termination date.
Upon the closing of a transaction during the term that results in a Change of Control, and notwithstanding anything in the Stock Incentive Plan to the contrary, Ms. Docherty’s Sign-On Options and any other stock options awarded to her shall fully vest and become exercisable for a period of one year from the date of her termination, and her then Sign-On RSUs and any other restricted stock units awarded to her shall immediately vest.
In the event Ms. Docherty’s full-time employment is terminated by the Board of Directors without Cause or by Ms. Docherty with Good Reason during the 12 month period following a Change of Control during the term, then, in addition to the Accrued Obligations, and subject to Ms. Docherty’s timely execution (and non-revocation) of the release required by the Docherty Agreement, Ms. Docherty will be entitled to receive a cash severance payment equal to the sum of: (i) 18 months of her then base salary; and (ii) 18 times the monthly amount that is charged to COBRA qualified beneficiaries for the same medical coverage options elected by Ms. Docherty immediately prior to her last day of employment (collectively, the “Enhanced Severance Amount”). The Enhanced Severance Amount will be paid to Ms. Docherty in installments over an 18-month period, in accordance with the Company’s normal payroll cycle, with the first installment paid during the first payroll period following the expiration of 60 days from Ms. Docherty’s last day of employment.
The Docherty Agreement contains typical restrictive covenants with respect to non-disparagement, non-solicitation of customers and employees and non-competition for a period of 12 months after cessation of employment.
Kim Brink
On December 24, 2021, the Company and ElectraMeccanica Automotive USA Inc. entered into an executive employment services agreement with Kim Brink (the “Brink Agreement”), pursuant to which Ms. Brink serves as the Chief Revenue Officer of the Company. The Brink Agreement commenced as of January 24, 2022 and will continue for a period of two years unless terminated in accordance with its terms. The Brink Agreement will renew automatically if not specifically terminated by the Company notifying Ms. Brink in writing at least 90 calendar days prior to the end of the term of its intent to not renew the Brink Agreement.
The Brink Agreement provides for a monthly base salary of $28,333.34, which is subject to increase based on periodic reviews at the discretion of the Company. The Board of Directors, in its sole discretion, and the payment of a reasonable industry standard annual bonus based upon the performance of the Company and upon the achievement by Ms. Brink of reasonable management objectives to be reasonably established by the Board of Directors. Ms. Brink will be eligible to participate in benefits, perquisites and allowances, as such plans and policies may be amended from time to time, and including, but not limited to: (a) group insurance coverage for dental, health and life insurance; (b) the use of a smartphone for business purposes; and (c) no less than five weeks paid vacation per calendar year.
Under the Brink Agreement, the Company granted Ms. Brink initial incentive stock options to purchase up to an aggregate of 550,000 common shares of the Company, with one-third vesting on January 24, 2022 and the remaining two-thirds vesting monthly at the end of each month during the two year period commencing on January 24, 2022, at an exercise price equal to the closing price of the Company’s common shares on NASDAQ on the date of the option grant and for an exercise period ending seven years from the date of grant.
Under the Brink Agreement, Ms. Brink is eligible to participate in any Company short-term incentive bonus program as determined by the Board and any Company long-term incentive program as determined by the Board in its sole discretion.
The Company has the right to and may terminate the Brink Agreement at any time for Just Cause (as such term is defined in the Brink Agreement). Following any such termination, the Company shall pay to Ms. Brink an amount equal to the monthly salary and vacation pay earned and payable to Ms. Brink up to the date of termination, and Ms. Brink shall have no entitlement to any further notice of termination, payment in lieu of notice of termination, severance, continuation of benefits or any damages whatsoever.
The Company has the right to terminate the Brink Agreement without Just Cause and for any reason or no reason whatsoever by providing written notice to Ms. Brink specifying the effective date of termination. Ms. Brink may terminate the Brink Agreement at any time in connection with a Change of Control (as such term is defined in the Brink Agreement) of the Company by providing not less than 90 calendar days’ notice in writing of said date of termination to the Company after the Change of Control has been effected. In the event that the Brink Agreement is terminated by the Company without Just Cause, or by Ms. Brink as a result of a Change of Control, the Company will have the obligation to: (a) pay Ms. Brink an amount equal to the monthly salary and vacation payable to Ms. Brink up to the date of termination, together with any vacation pay required to comply with applicable employment standards legislation; (b) pay Ms. Brink her annual bonus entitlements calculated pro rata for the period up to the date of termination based on the achievement of the objectives to such date; (c) pay Ms. Brink a termination fee equal to 24 months’ salary plus an additional one month’s salary for each completed full year of employment with the Company from January 24, 2022; (d) continue Ms. Brink’s benefits for a period of 12 months from the date of termination; (e) pay Ms. Brink an amount equal to the greater of (i) the average annual bonus paid to Ms. Brink for the previous two years and (ii) 80% of Ms. Brink’s target annual bonus for the current fiscal year of the Company if Ms. Brink has been employed by the Company for less than two years at the date of termination; and (f) subject to the Stock Incentive Plan and policies of any regulatory authority and stock exchange having jurisdiction over the Company, allow for Ms. Brink to exercise any unexercised and fully vested stock options at any time during the 12 month period from the date of termination.
The Company may terminate the Brink Agreement by notifying Ms. Brink in writing at least 90 calendar days prior to the end of the term of its intent to not renew the Brink Agreement. In the event of such termination, the Company will be obligated to provide Ms. Brink with (a) through (f) noted immediately above; however, the Company will only pay Ms. Brink a termination fee equal to four months’ salary for each completed full year of employment with the Company commencing from January 24, 2022 and up to a total of 24 months’ salary.
Ms. Brink may terminate the Brink Agreement at any time by providing written notice of resignation to the Board of Directors specifying the date of termination (such date being not less than three months after the date of notice). In the event the Brink Agreement is terminated by Ms. Brink’s resignation, the Company shall pay to Ms. Brink an amount equal to the monthly salary and vacation pay earned and payable to Ms. Brink up to the date of termination, and Ms. Brink shall have no entitlement to any further notice of termination, payment in lieu of notice of termination, severance, continuation of benefits or any damages whatsoever.
The Brink Agreement will automatically terminate upon the death of Ms. Brink and, upon such termination, the Company’s obligations under the Brink Agreement will immediately terminate other than the Company’s obligations to: (a) pay Ms. Brink’s estate an amount equal to the monthly salary and vacation payable to Ms. Brink up to the date of termination; (b) pay Ms. Brink’s estate her annual bonus entitlements calculated pro rata for the period up to the date of termination based on the achievement of the objectives to such date; and (c) subject to the Stock Incentive Plan and policies of any regulatory authority and stock exchange having jurisdiction over the Company, allow for Ms. Brink’s estate to exercise any unexercised and fully vested options at any time during the 12 month period from the date of termination.
The Company may terminate the Brink Agreement at any time because of Total Disability (as such term is defined in the Brink Agreement) by providing 30 calendar days’ written notice. In the event of such termination, the Company’s obligations under the Brink Agreement will immediately terminate other than the Company’s obligations to (a) pay Ms. Brink an amount equal to the monthly salary and vacation payable to Ms. Brink up to the date of termination; (b) pay Ms. Brink her annual bonus entitlements calculated pro rata for the period up to the date of termination based on the achievement of the objectives to such date; (c) continue Ms. Brink’s benefits for a period of 12 months from the date of termination; and (d) subject to the Stock Incentive Plan and policies of any regulatory authority and stock exchange having jurisdiction over the Company, allow for Ms. Brink to exercise any unexercised and fully vested options at any time during the 12 month period from the date of termination.
Former Executive Employment Agreements
Kevin Pavlov
Mr. Pavlov resigned from all positions with the Company and its subsidiaries effective on December 5, 2022. In connection with his resignation, the Company and Mr. Pavlov entered into a termination and mutual release agreement, dated for reference December 2, 2022 but effective on December 5, 2022, pursuant to which, and in consideration of various mutually acceptable agreements and covenants, Mr. Pavlov received the following material compensation: (i) a one-time net (of employment taxes) cash payment of $438,939.51; (ii) the immediate vesting, where not otherwise vested, of his then existing options in and to Company, together with the right to exercise the same for a period of two years from the effective date of his termination; (iii) the issuance of 168,470 common shares of the Company, at a deemed market value issuance price of $1.11 per common share, representing the net (of employment taxes) issuance to Mr. Pavlov upon the immediate vesting of Mr. Pavlov’s unvested RSUs in the Company; and (iv) a payment for 12 months of benefits that otherwise would have been paid for Mr. Pavlov.
Bal Bhullar
Ms. Bhullar formally resigned from all positions with the Company and its subsidiaries effective on December 31, 2022. In connection with her resignation, the Company and Ms. Bhullar entered into a termination and mutual release agreement, dated for reference July 27, 2022 but effective on December 31, 2022, pursuant to which, and in consideration of various mutually acceptable agreements and covenants, Ms. Bhullar received the following material compensation: (i) a one-time net (of employment taxes) cash payment of CAD$437,358.41; (ii) the immediate vesting, where not otherwise vested, of her then existing options in and to Company, together with the right to exercise the same for a period of two years from the effective date of her termination; (iii) the issuance of 91,242 common shares of the Company, at a deemed market value issuance price of $1.37 per common share, representing the net (of employment taxes) issuance to Ms. Bhullar upon the immediate vesting of Ms. Bhullar’s unvested RSUs in the Company; and (iv) confirmation that all of her then group benefits in the Company would continue for a period of 12 months from the effective date of her termination.
Isaac Moss
Mr. Moss formally resigned from all positions with the Company effective on September 22, 2022. In connection with his resignation, the Company and Mr. Moss entered into a termination and mutual release agreement, dated for reference September 22, 2022 but effective on October 31, 2022, pursuant to which, and in consideration of various mutually acceptable agreements and covenants, Mr. Moss received the following material compensation: (i) a one-time net (of employment taxes) cash payment of CAD$423,007.27; and (ii) the immediate vesting, where not otherwise vested, of his then existing Options in and to Company, together with the right to exercise the same for a period of two and one-half years from the effective date of his termination.

Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our principal executive officer (“PEO”) and non-PEO NEOs versus certain measures of financial performance of the Company.
Year	Summary compensation table total for PEO – Susan Docherty(1)	Summary compensation table total for PEO – Kevin Pavlov(1)	Summary compensation table total for PEO – Michael Rivera(1)	Compensation actually paid to PEO – Susan Docherty(2)	Compensation actually paid to PEO – Kevin Pavlov(2)	Compensation actually paid to PEO – Michael Rivera(2)	Average summary compensation table total for non-PEO NEOs(3)	Average compensation actually paid to non-PEO NEOs(2)	Value of initial fixed $100 investment based on total shareholder return(4)	Net loss(5)
2022	$4,786,992	$1,447,276	—	$3,804,187	$(425,963)	—	$1,404,841	$1,195,335	$36.83	$(123,698)
2021	—	$5,434,223	$4,269,763	—	$3,941,947	$(324,101)	$742,761	$(595,371)	$9.69	$(38,779)
(1)	For 2022, our PEOs were Ms. Susan Docherty and Mr. Kevin Pavlov. For 2021, our PEOs were Messrs. Pavlov and Michael Rivera.
(2)
In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation for our PEO and the average total compensation for the NEOs as a group (excluding our PEO) in each year’s respective proxy statement to determine the “compensation actually paid”:

	Year	Reported Summary Compensation Table Total ($)	Deductions from Summary Compensation Table Total ($)	Additions to Summary Compensation Table ($)	Compensation Actually Paid ($)
			(a)	(b)
PEO – Susan Docherty	2022	4,786,992	4,737,409	3,754,604	3,804,187
	2021	—	—	—	—
PEO – Kevin Pavlov	2022	1,447,276	388,856	(1,484,383)	(425,963)
	2021	5,434,223	4,782,808	3,290,532	3,941,947
PEO – Michael Rivera	2022	—	—	—	—
	2021	4,269,763	2,073,947	(2,519,917)	(324,101)
Average of non-PEO NEOs	2022	1,404,841	612,345	402,839	1,195,335
	2021	742,761	269,252	(1,068,880)	(595,371)
(a)	Represents the grant date fair value of equity awards reported in the “Stock Awards” column and “Option Awards” column in the Summary Compensation Table for the applicable year.

(b)
Reflects the value of equity calculated in accordance with the SEC methodology for determining compensation actually paid under Item 402(v) of Regulation S-K for each year shown. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

	Year	Year End Fair Value of Equity Awards Granted in the Applicable Year and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Fiscal Years Prior to Applicable Year ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Applicable Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Applicable Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards in the Applicable Year not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
		(a)	(b)	(c)	(d)	(e)	(f)	(g) = (a) + (b) + (c) + (d) – (e) + (f)
PEO – Susan Docherty	2022	3,754,604	—	—	—	—	—	3,754,604
	2021	—	—	—	—	—	—	—
PEO – Kevin Pavlov	2022	—	—	388,857	(649,991)	1,223,249	—	(1,484,383)
	2021	2,446,149	—	844,383	—	—	—	3,290,532
PEO – Michael Rivera	2022	—	—	—	—	—	—	—
	2021	—	—	2,073,947	(3,730,142)	863,722	—	(2,519,917)
Average of non-PEO NEOs	2022	16,144	—	554,562	(111,773)	56,094	—	402,839
	2021	180,028	(866,342)	—	(382,566)	—	—	(1,068,880)
(3)	For 2022, our non-PEO NEOs were Mses. Kim Brink and Bal Bhullar and Mr. Isaac Moss. For 2021, our non-PEO NEOs were Ms. Bhullar and Mr. Moss.
(4)
Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(5)	Represents our net loss, in thousands, as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Descriptions of Relationships of Information Presented in the Pay Versus Performance Table
Compensation Actually Paid and TSR
The following graph describes the relationship between the amount of compensation actually paid to our PEO for the applicable year and the average amount of compensation actually paid to the Company’s non-PEO NEOs as a group and the Company’s cumulative TSR over the two years presented in the table.

Compensation Actually Paid and Net Loss
The following graph describes the relationship between the amount of compensation actually paid to our PEO for the applicable year and the average amount of compensation actually paid to the Company’s non-PEO NEOs as a group and the Company’s net loss over the two years presented in the table.

DIRECTOR COMPENSATION
Director Compensation Structure Overview
The Board’s total compensation consists of a retainer (which differs between the Board Chair and other members) and a deferred share units (“DSU”) grant. There are additional cash payments for the chair of a committee and committee member.
We also reimburse out-of-pocket costs that are incurred by the directors.
Process for Determining Director Compensation
The below chart outlines the process and timeline of the Compensation Committee’s process for determining independent director compensation. For the below chart we will demonstrate the exercise for setting the 2022 compensation.
Process for Setting Executive Compensation
Timeline	Task	Desired Outcome	Individuals Involved
End of Q3 2021	Commence annual kick-off compensation review by discussing potential Peer Group	Provide clear direction to Independent Compensation Consultant on the type of peer companies to use for benchmarking	Compensation Committee Chair CEO HR Independent Compensation Consultant
Start of Q4 2021	Review proposed Peer Group	Finalize proposed list of Peer Group	Compensation Committee Chair CEO HR Independent Compensation Consultant
Q4 2021 Compensation Meeting	Approve proposed Peer Group	Discuss, review, and approve the proposed Peer Group	Compensation Committee Legal (conducting meeting minutes) HR Independent Compensation Consultant (for presentation and walk through of information for the Committee Committee)
Q4 2021 Board Meeting	Approve proposed Peer Group	Review and approve Compensation Committee recommendation.	Board of Directors Legal (conducting meeting minutes)
Q1 2022	Receive proposed from Peer Group	Independent Compensation Consultant delivers a proposed compensation report for NEO compensation.	Compensation Committee Chair CEO HR Independent Compensation Consultant
Q1 2022 Compensation Committee	Approve proposed compensation ranges	Discuss, review, and approve the proposed Peer Group compensation ranges and recommendations for Director compensation.	Compensation Committee Legal (conducting meeting minutes) HR Independent Compensation Consultant (for presentation and walk through of information for the Compensation Committee)
Q1 2022 Board Meeting	Approve proposed 2022 director compensation	Review and approve Compensation Committee recommendation.	Board of Directors Legal (conducting meeting minutes)

Compensation Mix Recommendation for Independent Directors
GGA, the Company’s independent compensation consultant, has made recommendations on appropriate compensation mix between cash retainers and equity. GGA recommended a cash retainer amount and an equity value that, when added together, equals the total compensation for the directors. The recommendation sets out a lower cash retainer with a higher equity value. After careful consideration and discussion, the Compensation Committee made the decision to allow each director to allocate their own compensation mix using the total compensation value resulting in varying retainer payment amounts as outlined in this Director Compensation section. The below table sets forth GGA’s the recommended compensation mix.
	Proposed Total
Position	Proposed Cash Retainer	Proposed Equity Value	Compensation
Board Chair	$50,000	$120,000	$170,000
Vice Chair(1)	—	—	—
Board Member	$40,000	$80,000	$120,000
(1)
There was no formal third-party recommendation for the Vice Chair. Compensation determination was made during the October Compensation Committee meeting. The value was determined based on the compensation of the Board Chair.

Compensation Mix as Determined by Directors
The below target compensation mix, as determined by the directors individually, is accurate as of December 31, 2022. These do not reflect the actual take-home compensation; the following section provides director compensation annualized.
Board Member	Cash Retainer (% of mix)	Equity (% of mix)	Cash Retainer ($)	Equity (DSU Value)	Expected Total Compensation
Steven Sanders (Chairman)	75%	25%	$135,000	$45,000	$180,000
Mike Richardson (Vice Chair)	75%	25%	$90,000	$30,000	$120,000
Jerry Kroll	75%	25%	$90,000	$30,000	$120,000
Luisa Ingargiola	75%	25%	$97,500	$32,500	$130,000
Joanna Yan	75%	25%	$90,000	$30,000	$120,000
Dave Shemmans	75%	25%	$99,000	$33,000	$132,000
Bill Quigley	70%	30%	$84,000	$36,000	$120,000
Dietmar Ostermann	100%	0%	$120,000	—	$120,000
Total			$805,500	$236,500	$1,042,000
Director Compensation
The following table sets forth information relating to the actual compensation paid to our non-executive directors for the year ended December 31, 2022:
Name	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)	Option Awards ($)(2)	Total ($)
Steven Sanders	135,000	—	—	135,000
Jerry Kroll	90,000	—	—	90,000
Luisa Ingargiola	105,000	—	—	105,000
David Shemmans	99,000	—	—	99,000
Michael Richardson	90,000	—	—	90,000
Bill Quigley	60,641	36,002	—	96,643
Dietmar Ostermann	52,356	—	—	52,356
Joanne Yan	97,500	—	—	97,500
(1)
Due to an administrative oversight, the annual equity grant consisting of DSUs for Messrs. Sanders, Kroll, Shemmans and Richardson and Mses. Ingargiola and Yan in connection with their services on the Board for Fiscal 2022 was granted in July 2023. Accordingly, the grant date fair value of such DSU grants will be included in the director compensation table for fiscal year 2023.

(2)
As of December 31, 2022, our non-employee directors who served on the Board during Fiscal 2022 had options (both vested and unvested) to purchase the following number of common shares of the Company: Mr. Sanders – 345,000; Mr. Kroll – 1,260,000; Ms. Ingargiola – 225,000; Mr. Shemmans – Nil; Mr. Richardson – Nil; Mr. Quigley – Nil; Mr. Ostermann – Nil; and Ms. Yan – 350,000.

AUDIT COMMITTEE REPORT
The Audit Committee oversees the financial reporting process of the Company on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee has discussed with KPMG, the Company’s independent registered public accounting firm that was responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments about the Company’s accounting principles and the other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received from KPMG the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG their independence. The Audit Committee has considered the effect of non-audit fees on the independence of KPMG and has concluded that such non-audit services are compatible with the independence of KPMG.
The Audit Committee discussed with KPMG the overall scope and plans for its audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits and quarterly reviews, its observations regarding the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements for the year ended December 31, 2022, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

Luisa Ingargiola, Chair
Steven Sanders
Dave Shemmans
Bill Quigley
Dietmar Ostermann

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following is an aggregate of fees billed for each of the last two fiscal years for professional services rendered by KPMG:
	Years Ended December 31
	2022	2021
Audit fees	$1,028,325	$312,703
Audit-related fees	—	—
Tax fees	137,400	50,433
All other fees	—	—
Total	$1,165,725	$363,136
Audit Fees
This category includes the aggregate fees billed by KPMG for the audit of our annual financial statements and reviews of interim financial statements that are provided in connection with statutory and regulatory filings or engagements.
Audit Related Fees
Audit related fees are the aggregate fees billed by KPMG for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not described in the preceding category.
Tax Fees
Tax fees are billed by KPMG for tax compliance, tax advice and tax planning.
All Other Fees
All other fees include fees billed by KPMG for products or services other than as described in the immediately preceding three categories.
Pre-Approval Policies and Procedures
Our Audit Committee is responsible for the pre-approval of audit and permitted non-audit services to be performed by our independent registered public accounting firm. Our Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by our independent registered public accounting firm. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by our independent registered public accounting firm which are not encompassed by our Audit Committee’s annual pre-approval and are not prohibited by law. Our Audit Committee has the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by our independent registered public accounting firm. Our Audit Committee has approved all audit and permitted non-audit services performed by KPMG for the years ended December 31, 2021 and 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information regarding the beneficial ownership of our common shares as of November 16, 2023 by:
•	each person or group who is known by us to own beneficially more than 5% of our common shares;
•	each of our directors and director nominees;
•	each of our NEOs; and
•	all members of our Board and our executive officers as a group.
Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Common shares of the Company of which a person has the right to acquire beneficial ownership at any time within 60 days of November 16, 2023 are deemed outstanding and beneficially owned by the person for the purpose of computing the number of common shares of the Company and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all common shares shown as beneficially owned by them.
The percentage of common shares of the Company beneficially owned in the table is based on 119,292,132 shares of our common shares of the Company outstanding as of November 16, 2023.
Unless otherwise indicated, the address for each holder listed below is c/o ElectraMeccanica Vehicles Corp., 6060 Silver Drive, Third Floor, Burnaby, British Columbia, Canada, V5H 0H5.
Name	Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned
Other 5% Shareholders
None
Directors and Named Executive Officers
Susan E. Docherty(1)	1,583,332	1.3%
Luisa Ingargiola(2)	312,601	*
Jerry Kroll(3)	7,084,242	5.9%
Dietmar Ostermann	—	—
William G. Quigley(4)	18,275	*
Michael Richardson(5)	35,462	*
Steven Sanders(6)	404,984	*
David Shemmans(7)	34,490	*
Joanne Yan(8)	477,906	*
Bal Bhullar(9)	1,500,000	1.2%
Kim Brink(10)	534,723	*
Isaac Moss(11)	1,000,000	*
Kevin Pavlov(12)	1,550,000	1.3%
All directors and current executive officers as a group (12 persons)	10,486,015	8.7%
*	Represents beneficial ownership of less than 1%.
(1)
Shares beneficially owned consist of (i) 1,249,999 common shares that are issuable to Ms. Docherty upon exercise of options that are vested or vest within 60 days of November 16, 2023 and (ii) 333,333 common shares that are issuable to Ms. Docherty upon vesting of RSUs that vest within 60 days of November 16, 2023.

(2)
Shares beneficially owned consist of (i) 42,224 common shares directly held by Ms. Ingargiola; (ii) 225,000 common shares that are issuable to Ms. Ingargiola upon exercise of vested options and (ii) 45,377 common shares that are issuable to Ms. Ingargiola upon settlement of vested DSUs, which settle on the date Ms. Ingargiola ceases to be a director.

(3)
Shares beneficially owned consist of (i) 5,147,728 common shares directly held by Mr. Kroll; (ii) 638,167 common shares held by Ascend Sportmanagement Inc. (over which Mr. Kroll has discretionary voting and investment authority); (iii) 1,260,000 common shares that are issuable to Mr. Kroll upon exercise of vested options and (iv) 38,347 common shares that are issuable to Mr. Kroll upon settlement of vested DSUs, which settle on the date Mr. Kroll ceases to be a director.

(4)	Shares beneficially owned consist of 18,275 common shares that are issuable to Mr. Quigley upon settlement of vested DSUs, which settle on the date Mr. Quigley ceases to be a director.
(5)	Shares beneficially owned consist of 35,462 common shares that are issuable to Mr. Richardson upon settlement of vested DSUs, which settle on the date Mr. Richardson ceases to be a director.
(6)
Shares beneficially owned consist of (1) 345,000 common shares that are issuable to Mr. Sanders upon exercise of vested options and (ii) 59,984 common shares that are issuable to Mr. Sanders upon settlement of vested DSUs, which settle on the date Mr. Sanders ceases to be a director.

(7)	Shares beneficially owned consist of 34,490 common shares that are issuable to Mr. Shemmans upon settlement of vested DSUs, which settle on the date Mr. Shemmans ceases to be a director.
(8)
Shares beneficially owned consist of (i) 75,000 common shares directly held by Ms. Yan; (ii) 350,000 common shares that are issuable to Ms. Yan upon exercise of vested options and (ii) 52,906 common shares that are issuable to Ms. Yan upon settlement of vested DSUs, which settle on the date Ms. Yan ceases to be a director.

(9)	Shares beneficially owned consist of 1,500,000 common shares that are issuable to Ms. Bhullar upon exercise of vested options.
(10)	Shares beneficially owned consist of 534,723 common shares that are issuable to Ms. Brink upon exercise of options that are vested or vest within 60 days of November 16, 2023.
(11)	Shares beneficially owned consist of 1,000,000 common shares that are issuable to Mr. Moss upon exercise of vested options.
(12)
Shares beneficially owned consist of 1,550,000 common shares that are issuable to Mr. Pavlov upon exercise of vested options. The securities reported are based on information known to the Company as of the effective date of Mr. Pavlov’s resignation from the Company.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
No person who is, or at any time during the most recently completed financial year was, a director or executive officer of the Company, no proposed nominee for election as a director of the Company, and no associate of any of the foregoing persons, has been indebted to the Company at any time since the commencement of the Company’s last completed financial year. No guarantee, support agreement, letter of credit or other similar arrangement or understanding has been provided by the Company or any of its subsidiaries at any time since the beginning of the most recently completed financial year with respect to any indebtedness of any such person.
INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON
Other than as disclosed in this Proxy Statement, no person who has been a director or executive officer of the Company at any time since the beginning of the last completed financial year of the Company, nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of any of the foregoing, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting other than the election of directors.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since January 1, 2021, there have been no transactions to which we have been a participant in which the amount involved in the transaction exceeds or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of our directors, director nominees, executive officers, beneficial owners of more than five percent of our common shares or any other “related person” (as defined in Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest.
Other than as disclosed in this Proxy Statement, no informed person (as defined in National Instrument 51-102 – Continuous Disclosure Obligations), nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of any such informed person or proposed nominee, has any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.
MANAGEMENT CONTRACTS
There are no management functions of the Company which are to any substantial degree performed by a person or company other than the directors or executive officers of the Company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information regarding our equity compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2022:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	16,724,458(2)	$2.27	6,436,406
Equity compensation plans not approved by security holders	—	—	—
Total	16,724,458		6,436,406
(1)	Common shares issuable upon vesting of RSUs and DSUs have been excluded from the calculation of the weighted average exercise price because they have no exercise price.
(2)	Represents (i) 14,721,998 common shares subject to outstanding stock options; (ii) 1,875,000 common shares subject to outstanding RSUs; and (iii) 127,460 common shares subject to outstanding DSUs.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE
2024 ANNUAL MEETING
For inclusion in the proxy statement and form of proxy relating to the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”), a shareholder proposal intended for presentation at that meeting, submitted in accordance with Rule 14a-8 under the Exchange Act, must be received by the Company’s Corporate Secretary at 6060 Silver Drive, Third Floor, Burnaby, British Columbia, Canada, V5H 0H5, Attention: Corporate Secretary on or before July 25, 2024. However, in the event that the Company holds the 2024 Annual Meeting more than 30 days before or 30 days after the one-year anniversary date of the 2023 Annual Meeting, the Company will disclose the new deadline by which shareholders proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform shareholders.
The BCBCA also sets out the requirements for a valid proposal and provides for the rights and obligations of the Company and the submitter upon a valid proposal being made. A person wishing to submit a proposal must have been, for at least a 2-year uninterrupted period immediately prior to the date of signing of the proposal, the registered holder or the beneficial owner of one or more common shares of the Company (such person being a “qualified shareholder”). In addition, a proposal will not be valid unless it is signed by qualified shareholders who, together with the submitter, hold shares that in the aggregate (a) constitute at least 1% of the outstanding common shares of the Company or (b) have a fair market value in excess of $2,000 (in each case, calculated as of the time of signing of the proposal). Proposals submitted under the applicable provisions of the BCBCA that a shareholder intends to present at next year’s annual general meeting and wishes to be considered for inclusion in the Company’s proxy statement and form of proxy relating to next year’s annual general meeting must be received at least three months before the anniversary of the Company’s previous annual general meeting.
With respect to shareholders wishing to recommend nominees for election to the Board at the 2024 Annual Meeting other than pursuant to a shareholder proposal made under the BCBCA, timely notice of any director nomination must be received by the Company in proper written form at the above address in accordance with the Articles not less than 30 nor more than 65 days prior to the date of the 2024 Annual Meeting; provided, however, that in the event that the 2024 Annual Meeting is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the 2024 Annual Meeting is made, notice by the nominating shareholder may be given not later than the close of business on the tenth day after the Notice Date in respect of such meeting.
Additionally, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 Annual Meeting must provide the Company a notice that sets forth the information required by Rule 14a-19 under the Exchange Act, postmarked to the Company at the above address or transmitted electronically at IR@emvauto.com, no later than October 22, 2024. However, in the event that the Company holds the 2024 Annual Meeting more than 30 days before or 30 days after the one-year anniversary date of the 2023 Annual Meeting, then such notice must be provided to the Company by the later of (i) 60 calendar days prior to the date of the 2024 Annual Meeting or (ii) the tenth calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by the Company.
Please refer to the advance notice provisions of the Articles for additional information and requirements regarding shareholder nominations or other shareholder proposals. The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the requirements of the Articles and the SEC’s rules for submitting a proposal or nomination, as applicable. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.

ANNUAL REPORT
A copy of the Company’s most recent Annual Report on Form 10-K (including the Company’s audited financial statements for the year ended December 31, 2022 and the related management’s discussion and analysis) is available without charge upon written request to the Company’s Investor Relations Department at 6060 Silver Drive, Third Floor, Burnaby, British Columbia, Canada, V5H 0H5, Attention: Investor Relations. Financial information is provided in the Company’s audited financial statements for the year ended December 31, 2022 and the related management’s discussion and analysis.
Additional information relating to the Company and the Company’s public filings, including the Company’s most recent Annual Report on Form 10-K, are also available in electronic format under the Company’s profile on SEDAR+ at www.sedarplus.ca and under the Company’s profile on EDGAR at www.sec.gov. You can also review the Company’s public filings on its website at https://ir.emvauto.com.
HOUSEHOLDING
If you and one or more shareholders share the same address, it is possible that only one copy of the proxy materials was delivered to your address unless you have provided contrary instructions. This practice, known as “householding” and permitted under the SEC’s rules, is designed to reduce duplicate mailings and save significant printing and postage costs, as well as natural resources. To obtain separate copies of the proxy materials for the Annual Meeting, please contact the Company’s Investor Relations Department by mail at 6060 Silver Drive, Third Floor, Burnaby, British Columbia, Canada, V5H 0H5, Attention: Investor Relations, by telephone at (604) 428-7656, or email at IR@emvauto.com, and we will promptly deliver separate copies to you. If you wish to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank or other nominee record holder if you are a beneficial owner of common shares held in street name. If you are a shareholder of record, you may contact us at the contact information above regarding the same.
OTHER MATTERS
The Board has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in the proxy card will have discretionary authority to vote the common shares of the Company thereby represented in accordance with their best judgment.
The contents of this Proxy Statement and its distribution to shareholders have been approved by the Board of Directors.
November 22, 2023	By Order of the Board of Directors

/s/ Steven Sanders
Steven Sanders
Chairman of the Board

ELECTRAMECCANICA VEHICLES CORP.
6060 SILVER DRIVE, THIRD FLOOR
BURNABY, BC V5H 0H5
CANADA

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:00 a.m. Mountain Standard Time on Tuesday, December 19, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SOLO2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:00 a.m. Mountain Standard Time on Tuesday, December 19, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be effective, forms of proxy sent by mail must be received no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the meeting or any adjournment or postponement thereof.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V26050-P00361 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELECTRAMECCANICA VEHICLES CORP.

The Board of Directors recommends you vote FOR the following director nominees:

1. Election of Directors

Nominees:	For	Withhold
1a. Susan Docherty	☐	☐
1b. Luisa Ingargiola	☐	☐
1c. Dietmar Ostermann	☐	☐
1d. Michael Richardson	☐	☐
1e. Steven Sanders	☐	☐
1f. David Shemmans	☐	☐
1g. Joanne Yan	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
3. To approve, on an advisory basis, the compensation of the Company's named executive officers ("**say-on-pay**").	☐	☐	☐

The Board of Directors recommends you vote THREE YEARS on the following proposal:	3 Years	2 Years	1 Year	Abstain
4. To vote, on an advisory basis, on the preferred frequency of future say-on-pay votes.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V26051-P00361

ELECTRAMECCANICA VEHICLES CORP.
Annual Meeting of Shareholders
December 21, 2023, 11:00 a.m., Mountain Standard Time,
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Susan Docherty, Chief Executive Officer of the Company, and Stephen Johnston, Chief Financial Officer of the Company, or either of them, or instead any of them, the following appointee: [____________________] (Print the name of the person you are appointing if this person is someone other than the Management nominees listed herein), as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of ELECTRAMECCANICA VEHICLES CORP. that the shareholder(s) are entitled to vote at the Annual Meeting of shareholder(s) to be held at 11:00 a.m., Mountain Standard Time, on Thursday, December 21, 2023, by virtual meeting, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side